Exhibit 10.1

                                                                  EXECUTION COPY








                    ASSET PURCHASE AND CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                            BALDWIN ENTERPRISES, INC.

                                STI PREPAID, LLC,

                                  SAMER TAWFIK,
                               TELCO GROUP, INC.,
                               STI PHONECARD INC.,
                          DIALAROUND ENTERPRISES INC.,
                                STI MOBILE INC.,
                           PHONECARD ENTERPRISES INC.,
                             VOIP ENTERPRISES INC.,
                                  STI PCS, LLC,
                             TAWFIK & PARTNERS, SNC
                                STI PREPAID & CO.
                         STI PREPAID DISTRIBUTORS & CO.

                                       AND

                                 ST FINANCE, LLC

                                   DATED AS OF

                                JANUARY 23, 2007




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



                                TABLE OF CONTENTS

                                                                                          PAGE

1.      DEFINITIONS..........................................................................2

        1.1    Certain Definitions...........................................................2

        1.2    Other Definitions............................................................12

2.      PURCHASE AND SALE OF ASSETS; CONTRIBUTION OF ASSETS; ASSUMPTION OF CERTAIN
        LIABILITIES.........................................................................15

        2.1    Purchase and Sale of Assets..................................................15

        2.2    Excluded Assets..............................................................16

        2.3    Contributions to Capital of ST Finance, the Buyer and DR Partnership;
               and Assumption of Liabilities................................................17

        2.4    Assumption of Liabilities....................................................17

        2.5    Excluded Liabilities.........................................................18

        2.6    Further Conveyances and Assumptions; Consent of Third Parties...............18

        2.7    Bulk-Sales Laws..............................................................20

        2.8    Purchase Price Allocation....................................................20

        2.9    Right to Control Payment.....................................................21

        2.10   Proration of Certain Expenses................................................21

        2.11   Post-Initial Closing Receipts and Invoices...................................21

3.      CONSIDERATION; INITIAL CLOSING......................................................21

        3.1    Purchase Price...............................................................21

        3.2    Determination of Final Working Capital.......................................22

4.      CLOSING AND DELIVERIES..............................................................24

        4.1    Initial Closing..............................................................24

        4.2    Closing Deliveries by the Sellers............................................25

        4.3    Closing Deliveries by the Buyer..............................................26

        4.4    Closing Deliveries by ST Finance.............................................27

        4.5    Initial Closing Deliveries by DR Entities....................................28

        4.6    Initial Closing Deliveries by DR Partnership.................................28

        4.7    Initial Closing Deliveries by ST.............................................28

5.      REPRESENTATIONS AND WARRANTIES OF ST AND THE SELLERS................................29



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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                          PAGE

        5.1    Organization, Authority and Qualification of the Sellers and the
               Subsidiaries.................................................................29

        5.2    Qualification to Do Business.................................................29

        5.3    Power and Authority of the Sellers...........................................29

        5.4    Consents; No Conflict........................................................30

        5.5    Assets.......................................................................30

        5.6    Licenses.....................................................................31

        5.7    Contracts....................................................................32

        5.8    Real Property................................................................34

        5.9    Environmental Matters........................................................34

        5.10   Compliance with Laws.........................................................35

        5.11   Intellectual Property........................................................35

        5.12   Tangible Personal Property...................................................38

        5.13   Financial Statements.........................................................39

        5.14   Accounts and Notes Receivable and Payable....................................40

        5.15   Conduct in the Ordinary Course; Absence of Material Adverse Effect..........40

        5.16   Legal Proceedings............................................................42

        5.17   Taxes; Tax Returns...........................................................42

        5.18   Employment Matters...........................................................44

        5.19   Labor........................................................................47

        5.20   Undisclosed Liabilities......................................................48

        5.21   Insurance....................................................................48

        5.22   Inventories..................................................................48

        5.23   Related Party Transactions...................................................48

        5.24   Customers and Suppliers......................................................49

        5.25   Banks, Powers of Attorney....................................................49

        5.26   Full Disclosure..............................................................49

        5.27   Certain Payments.............................................................50

        5.28   Finders and Brokers..........................................................50

        5.29   Regulatory Filings...........................................................50



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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                          PAGE

6.      REPRESENTATIONS AND WARRANTIES OF THE BUYER AND DR PARTNERSHIP......................50

        6.1    Organization, Authority and Qualification of the Buyer and DR
               Partnership..................................................................50

        6.2    Qualification to Do Business.................................................50

        6.3    Power and Authority of the Buyer and DR Partnership..........................51

        6.4    Consents; No Conflict........................................................51

        6.5    Finders and Brokers..........................................................51

        6.6    Legal Proceedings............................................................52

        6.7    Financing....................................................................52

        6.8    No Prior Activities..........................................................52

        6.9    Full Disclosure..............................................................52

        6.10   Certain Payments.............................................................52

7.      COVENANTS...........................................................................52

        7.1    Access to Premises and Books and Records.....................................52

        7.2    Interim Operation of the Sellers and the Subsidiaries........................53

        7.3    Employee Matters.............................................................56

        7.4    Consents.....................................................................57

        7.5    HSR Notification.............................................................57

        7.6    Notification of Certain Matters..............................................57

        7.7    Updated Schedules............................................................58

        7.8    Satisfaction of Conditions...................................................58

        7.9    Publicity; Confidentiality...................................................58

        7.10   Non-Competition; Non-Solicitation............................................59

        7.11   Further Action...............................................................61

        7.12   Existing Litigation..........................................................61

        7.13   Non-Solicitation.............................................................61

        7.14   Change of Name; Use of Name..................................................62

        7.15   Agreed Upon Practices and Procedures.........................................62

        7.16   Financial Information........................................................63



                                      iii
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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                          PAGE

        7.17   Covenant of ST...............................................................63

        7.18   Audited Financial Statements.................................................63

        7.19   WARN Act.....................................................................63

        7.20   Employment Offers............................................................63

        7.21   Covenant of the Buyer and DR Partnership.....................................64

        7.22   Liability Insurance..........................................................64

        7.23   Intellectual Property Covenant...............................................64

        7.24   Transfer of DR Employees.....................................................64

8.      CONDITIONS TO CLOSING...............................................................64

        8.1    Initial Closing Conditions to the Obligations of the Buyer and the
               Sellers......................................................................64

        8.2    Initial Closing Conditions to the Obligations of the Buyer...................64

        8.3    Initial Closing Conditions to Obligations of the Sellers.....................66

        8.4    Dialaround Closing Conditions................................................66

9.      TERMINATION.........................................................................67

        9.1    Events of Termination........................................................67

        9.2    Liabilities in Event of Termination..........................................67

10.     INDEMNIFICATION.....................................................................68

        10.1   Survival of Representations, Warranties and Covenants........................68

        10.2   Indemnification by the Sellers...............................................69

        10.3   Indemnification by BEI, the Buyer and DR Partnership.........................69

        10.4   Third Party Claims...........................................................69

        10.5   Limitations on Indemnification -- Sellers and ST.............................70

        10.6   Limitations on Indemnification --BEI, the Buyer and DR Partnership..........71

        10.7   Sole Remedy; Additional Provisions Relating to Indemnification..............72

        10.8   Right of Offset..............................................................72

        10.9   Tax Treatment of Indemnity Payments..........................................72

        10.10  Litigation Expense Reimbursement.............................................73

        10.11  Indemnification For Schedule 10.11 Matters...................................73

11.     TAX MATTERS.........................................................................74


                                       iv
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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                          PAGE

        11.1   Transfer Taxes...............................................................74

        11.2   Cooperation on Tax Matters...................................................74

        11.3   Tax Treatment of Transactions................................................75

12.     MISCELLANEOUS.......................................................................75

        12.1   Parties Obligated and Benefited..............................................75

        12.2   Notices......................................................................75

        12.3   Waiver.......................................................................76

        12.4   Captions.....................................................................76

        12.5   Governing Law................................................................76

        12.6   Terms........................................................................77

        12.7   Rights Cumulative; Remedies..................................................77

        12.8   Counterparts.................................................................77

        12.9   Entire Agreement.............................................................77

        12.10  Severability.................................................................77

        12.11  Construction.................................................................77

        12.12  Expenses.....................................................................77

        12.13  Commercially Reasonable Efforts..............................................78

        12.14  Waiver of Jury Trial.........................................................78

        12.15  Alternate Dispute Resolution.................................................78

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                                       v
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                         INDEX OF SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 1.1           Excluded Contracts
Schedule 2.4           Assumed Liabilities
Schedule 3.2(a)        Sample Measurement Date Reference List
Schedule 3.2(b)        Sample Working Capital and Average Gross Margin
                       Percentage Calculations
Schedule 5.23(b)       Related Parties
Schedule 7.15          Practices and Procedures
Schedule 7.23          Intellectual Property Covenant
Schedule 10.5          Post-Initial Closing Covenants of the Sellers
Schedule 10.6          Post-Initial Closing Covenants of the Buyer
Schedule 10.11         Schedule 10.11 Matters
Schedule A             Form of Pledge Agreement
Schedule B             Form of Confidentiality and Non-Competition Agreement
Schedule C             Form of DR Legal Opinion
Schedule D             Form of Regulatory Legal Opinion
Schedule E             Form of Bill of Sale
Schedule F             Form of Assignment and Assumption Agreement
Schedule G             Form of Dialaround Transition Services Agreement
Schedule H             Form of Employment Agreement of ST
Schedule I             Forms of Non-Foreign Status Affidavit
Schedule J             Form of DR Partnership Agreement
Schedule K             Form of Account Control Agreement

EXHIBITS

Exhibit A              Form of Buyer Operating Agreement
Exhibit B              Form of Registration Rights Agreement





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                             INDEX OF DEFINED TERMS

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

Account Control Agreement..................2            Control....................................75
Action....................................71            Controlled Group Member...................45
Affiliate..................................2            Copyrights..................................8
Agreement..................................1            Deductible.................................72
Annual Reimbursement Period...............74            Dialaround..................................1
Appraisal.................................21            Dialaround Assets...........................4
Asset Acquisition Statement...............21            Dialaround Assumed Liabilities.............4
Assets.....................................3            Dialaround Closing.........................25
Assignment and Assumption Agreement.......26            Dialaround Closing BEI Assumed
Assumed DR Liabilities.....................2             Liabilities................................4
Assumed Liabilities........................3            Dialaround Closing BEI Purchased Assets....4
Audited Financial Statements..............40            Dialaround Closing Buyer Purchase Price...23
Average Gross Margin Percentage............3            Dialaround Closing Date...................26
Balance Sheet..............................3            Dialaround Closing STi Assumed
Baldwin....................................1             Liabilities................................4
BEI........................................1            Dialaround Closing STi Purchased Assets....4
BEI Assumed Liabilities....................1            Dialaround Transition Services Agreement...4
BEI Purchased Assets.......................1            Disclosure Schedules.......................4
Best of the Buyer's Knowledge..............3            Documents...................................4
Best of the Sellers' Knowledge.............3            DR Cash.....................................4
Bill of Sale..............................26            DR Entities.................................4
Books and Records..........................3            DR Partnership..............................1
Business...................................3            DR Partnership Agreement...................5
Business Day...............................3            Employee Benefit Plan.....................45
Buyer......................................1            Employees...................................5
Buyer Cap.................................73            Employment Agreement......................28
Buyer Consideration.......................23            Encumbrance.................................5
Buyer Disclosure Schedules.................3            Enforceability Exceptions.................34
Buyer Operating Agreement..................2            Environmental Claims.......................5
Buyer Organizational Documents............51            Environmental Costs and Liabilities........5
Buyer Purchase Price......................22            Environmental Laws..........................5
Buyer Required Consents...................52            Environmental Permit.......................5
Buyer Uncapped Losses.....................73            ERISA.......................................5
Buyer's Perpetual Representations.........69            Excluded Assets............................17
Cap.......................................72            Excluded Contracts..........................5
Cash Shortfall Amount.....................23            Excluded Liabilities......................19
CLEC Agreements...........................34            Extraordinary Events......................72
COBRA.....................................45            FCC.........................................6
Code.......................................3            Final Statement............................24
Communications Act.........................3            Financial Statements......................40
Communications Laws.......................33            Former Employees............................6
Company Regulatory Licenses...............32            Furniture and Equipment....................6
Confidential Information..................60            GAAP........................................6
Confidentiality Agreement.................60            Governmental Authority.....................6
Contracts..................................4            Governmental Regulator.....................6




                                       1
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Hardware...................................6            Permitted Investments.....................10
Hazardous Substances.......................6            Person.....................................10
Hired Employees............................6            Personal Property Leases..................40
HSR Act....................................7            Phonecard Enterprises......................1
Indebtedness...............................7            Pledge Agreement...........................11
Indemnified Party.........................71            Post-Initial Closing Covenants............10
Indemnifying Party........................71            Pre-Initial Closing Covenants.............10
Independent Accounting Firm...............24            Provider Marks.............................63
Independent Appraiser.....................21            Provider Marks License....................63
Initial Closing...........................25            Purchase Price.............................22
Initial Closing Assumed Liabilities........7            Purchased Assets...........................16
Initial Closing BEI Assumed Liabilities....7            Purchased Contracts........................10
Initial Closing BEI Purchased Assets.......7            Purchased DR Assets.........................2
Initial Closing Cash Amount...............22            Purchased Intellectual Property...........10
Initial Closing Date......................25            Purchased Technology......................10
Initial Closing Purchase Price Adjustment.23            Real Property..............................10
Initial Closing Purchased Assets...........7            Real Property Leases......................35
Initial Closing STi Assumed Liabilities....7            Reference Balance Sheet Date..............10
Initial Closing STi Purchased Assets.......7            Registration Rights Agreement.............28
Intellectual Property......................8            Regulatory Legal Opinion..................27
Intellectual Property Licenses.............8            Regulatory Surcharges.....................10
Interim Period.............................1            Reimbursable Action........................74
IRS.......................................45            Reimbursable Amounts......................74
Law........................................8            Reimbursed Party...........................74
Leased Real Property......................35            Related Persons............................49
Legal Proceeding...........................8            Representatives............................62
Liability..................................8            Required Consents..........................31
Licenses...................................8            Restricted Business........................61
Litigation Reimbursement Period...........74            Restricted Period..........................61
Losses.....................................8            Rules......................................79
Marks......................................8            Schedule 10.5 Covenants...................72
Material Adverse Effect....................9            Schedule 10.6 Covenants...................73
Material Contract.........................33            Secured Account............................10
Measurement Date Reference List............9            Security Account Amount...................23
Multiemployer Plan........................47            Seller......................................1
Nonassignable Assets......................20            Sellers.....................................1
Non-DR Entities............................9            Sellers' Perpetual Representations........69
Non-Foreign Status Affidavit..............27            Software...................................11
Open Source Software.......................9            Sole Arbitrator............................79
Order......................................9            ST..........................................1
Organizational Documents..................30            ST Finance..................................1
Partnership Purchase Price................23            State PUC..................................11
Patents....................................8            State PUC Consent..........................11
Pension Plan..............................45            State PUC Licenses.........................11
Permits....................................9            Statement..................................23
Permitted Encumbrances.....................9            STi Assumed Liabilities....................2

STi CC 1...................................1            Termination Fee............................69
STi CC 2...................................1            Third Party................................12
STi Mobile.................................1            Total Consideration........................22
STi PCS....................................1            Trade Secrets...............................8
STi Phonecard..............................1            Transaction Documents.....................30
STi Prepaid & Co...........................1            Transfer Taxes.............................12
STi Prepaid Distributors & Co..............1            U.S. Cash..................................12
STi Purchased Assets.......................1            Unaudited Financial Statements............40
Subsidiaries..............................11            Uncapped Losses............................72
T&P........................................1            VoIP Enterprises............................1
Takeover Proposal.........................63            WARN.......................................48
Tax Return................................11            Welfare Plan...............................45
Taxes.....................................11            Wireless Business..........................12
Technology................................11            Wireline Business..........................12
Telco......................................1            Working Capital............................12
Telco Award Agreements....................12            Working Capital Calculation Date..........13
Telecommunication Licenses................12            Working Capital Shortfall Amount..........23
Telecommunications Company................61

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                    ASSET PURCHASE AND CONTRIBUTION AGREEMENT

        This Asset Purchase and Contribution Agreement (this "Agreement") is made as of the 23rd day of January, 2007, by and among ST Finance, LLC, a Delaware limited liability company ("ST Finance"), STi Prepaid, LLC (the "Buyer"), a Delaware limited liability company and indirect subsidiary of Baldwin Enterprises, Inc. ("Baldwin"), a Colorado corporation and indirect wholly owned subsidiary of Leucadia National Corporation, a New York corporation, Samer Tawfik, an individual residing at 23 Shorewood Drive, Port Washington, NY 11050 ("ST"), Telco Group, Inc., a Delaware corporation ("Telco"), STi Phonecard Inc., a Delaware corporation ("STi Phonecard"), Dialaround Enterprises Inc., a Delaware corporation ("Dialaround"), STi Mobile Inc., a Delaware corporation ("STi Mobile"), Phonecard Enterprises Inc., a Delaware corporation ("Phonecard Enterprises"), VoIP Enterprises Inc., a Delaware corporation ("VoIP Enterprises"), STi PCS, LLC, a Delaware limited liability company ("STi PCS"), Tawfik & Partners, SNC, a Luxembourg general partnership, ("T&P"), STi Prepaid & Co., a Dominican Republic partnership ("STi Prepaid & Co."), and STi Prepaid Distributors & Co., a Dominican Republic partnership ("STi Prepaid Distributors & Co." and together with Telco, STi Phonecard, Dialaround, STi Mobile, Phonecard Enterprises, VoIP Enterprises, STi PCS, T&P and STi Prepaid & Co., collectively the "Sellers" and each individually a "Seller").

                                   ----------

        WHEREAS, the Sellers and the Subsidiaries (such term and others used but not defined in these recitals shall have the meaning set forth in Section 1) conduct the Business;

        WHEREAS, Baldwin or an affiliate thereof ("BEI") holds 100% of the membership interest in the Buyer and, through the Buyer's wholly owned subsidiaries, STi CC 1, LLC, a Delaware limited liability company ("STi CC 1") and STi CC 2, LLC, a Delaware limited liability company ("STi CC 2"), will hold 100% of the partnership interest in a newly formed Dominican Republic partnership ("DR Partnership") and subject to the terms and conditions set forth in this Agreement, will make capital contributions aggregating $120,000,000 to the Buyer and DR Partnership;

        WHEREAS, subject to the terms and conditions set forth in this Agreement, the Non-DR Entities shall sell, transfer and assign to the Buyer and the Buyer shall (i) acquire for cash from the Non-DR Entities an undivided 75% interest in all of the Non-DR Entities' right, title and interest in and to the Purchased Assets (the "BEI Purchased Assets") and (ii) assume 75% of the Assumed Liabilities of the Non-DR Entities (the "BEI Assumed Liabilities"), all as more specifically provided herein;

        WHEREAS, subject to the terms and conditions set forth in this Agreement, the Non-DR Entities shall contribute to the capital of ST Finance and ST Finance shall (i) acquire from the Non-DR Entities the remaining undivided 25% interest in all of the Non-DR Entities' right, title and interest in and to the Purchased Assets (the "STi Purchased Assets"), (ii) assume the remaining 25% of the Assumed Liabilities of the Non-DR Entities (the "STi Assumed Liabilities") and (iii) issue 100% of the membership interests in ST Finance to the Non-DR Entities, all as more specifically provided herein;

        WHEREAS, subject to the terms and conditions set forth in this Agreement, ST Finance shall contribute all of the STi Purchased Assets to the capital of the Buyer and the Buyer (i) shall acquire from ST Finance all of the STi Purchased Assets, (ii) assume all of the STi Assumed Liabilities and (iii) issue 25% of the membership interest in the Buyer to ST Finance, all as more specifically provided herein;

        WHEREAS, subject to the terms and conditions set forth in this Agreement, ST Finance and BEI will enter into the Amended and Restated Limited Liability Company Agreement of Buyer, a copy of which is attached hereto as Exhibit A (the "Buyer Operating Agreement");

        WHEREAS, subject to the terms and conditions set forth in this Agreement, the DR Entities shall sell, transfer and assign to DR Partnership and DR Partnership shall (i) acquire for cash from the DR Entities, all of the DR Entities' right, title and interest in and to the Purchased Assets (the "Purchased DR Assets") and (ii) assume all of the Assumed Liabilities of the DR Entities (the "Assumed DR Liabilities"), all as more specifically provided herein;

        WHEREAS, subject to the terms and conditions set forth in the Agreement, the Buyer will, through STi CC 1 and STi CC 2, make capital contributions to the DR Partnership, all as more specifically provided herein;

        WHEREAS, the purpose of this Agreement is to set forth the definitive terms upon which such purchase, sale, assumption and contribution will take place.

                                   ----------

        In consideration of the above recitals and the representations, warranties and agreements stated in this Agreement, the parties agree as follows:

1.      DEFINITIONS.

        1.1 Certain Definitions. In addition to terms defined elsewhere in this Agreement, the following capitalized terms, when used in this Agreement, will have the meanings set forth below:

        Account Control Agreement. The Securities Account Control Agreement, dated as of the Initial Closing Date, among ST, BEI and JPMorgan Chase Bank, NA, relating to the Secured Account, substantially in the form attached as Schedule K hereto.

        Affiliate. With respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

        Assets. Any and all (a) properties, assets and rights of any kind, nature and description, whether real, personal or mixed, tangible or intangible, and (b) right, title and interest in and to any of the foregoing.

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        Assumed Liabilities. All Liabilities of the Sellers and the Subsidiaries
set forth on Schedule 2.4 hereof.

        Average Gross Margin Percentage. Average gross margin percentage relating to prepaid phone cards and wireless cards for the three month period ending on the last calendar day of the month prior to the Initial Closing Date, which shall be calculated in accordance with GAAP as revenue minus the cost of sales in such period divided by the revenue, in each case, generated in such period.

        Quarterly Balance Sheet. The combined balance sheet of the Sellers and Subsidiaries as at the most recently completed fiscal quarter.

        Best of the Buyer's Knowledge. The actual knowledge of David Larsen as regards a particular state of facts.

        Best of the Sellers' Knowledge. The actual knowledge of any of ST, Douglas Barley, Mohamed Ahmed, Baher Ahmed, Tom D'Aurio, Jason Welch, Richard Rebetti, Chris Zarate, Darren Chick and Jeannine Malloy as regards a particular state of facts.

        Books and Records. All records, files, data, accounts, drawings, blueprints, schematics, reports, lists, plans and processes of the Sellers and the Subsidiaries.

        Business. The Wireline Business and the Wireless Business.

        Business Day. Any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

        Buyer Disclosure Schedules. The Buyer's disclosure schedules annexed to this Agreement.

        Code. The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder and currently in effect.

        Communications Act. The U.S. Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder and currently in effect.

        Contracts. All contracts, memoranda of understanding, consent decrees, arrangements and agreements, whether written or oral, to which any of the Sellers or a Subsidiary is a party or with respect to which any of their Assets are affected.

        Dialaround Assets. All of Dialaround's right, title and interest in and to the Purchased Assets.

        Dialaround Assumed Liabilities. All of the Dialaround Closing BEI Assumed Liabilities and the Dialaround Closing STi Assumed Liabilities.

        Dialaround Closing BEI Assumed Liabilities. All of the BEI Assumed Liabilities to the extent that such liabilities arise from the Dialaround Assets.

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        Dialaround Closing BEI Purchased Assets. All of the BEI Purchased Assets
that consist of an interest in the Dialaround Assets.

        Dialaround Closing STi Assumed Liabilities. All of the STi Assumed Liabilities to the extent that such liabilities arise from the Dialaround Assets.

        Dialaround Closing STi Purchased Assets. All of the STi Purchased Assets that consist of an interest in the Dialaround Assets.

        Dialaround Transition Services Agreement. The Transition Services Agreement, dated as of the Initial Closing Date, by and between Dialaround and Buyer, substantially in the form of Schedule G.

        Disclosure Schedules. The disclosure schedules annexed to this Agreement.

        Documents. All files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, lists of past, present and/or prospective customers, supplier lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc..), and other similar materials related to the Business and the Purchased Assets, in each case whether or not in electronic form.

        DR Cash. The United States cash and United States cash equivalents held by any of the DR Entities.

        DR Entities.  STi Prepaid & Co. and STi Prepaid Distributors & Co.

        DR Partnership Agreement. The Partnership Agreement of DR Partnership, to be entered into by and between STi CC 1 and STi CC 2 prior to the Initial Closing substantially in the form attached as Schedule J hereto.

        Employees. All employees of the Sellers and/or the Subsidiaries.

        Encumbrance. Any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, pledge, option, assessment, claim, easement or any other restriction on transfer.

        Environmental Claims. Any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party alleging any violation of or liabilities under any Environmental Laws or Releases of Hazardous Substances.

        Environmental Costs and Liabilities. With respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, order or agreement with any Governmental Body or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Substances.

        Environmental Laws. All laws (including common law) pertaining to protection of the environment, natural resources, or exposure to toxic or Hazardous Substances or liability for the release of Hazardous Substances including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery act, 42 U.S.C. 6901 et seq., as amended; the Clean Air Act, 42 U.S.C. 7401 et seq., as amended; the Clean Water Act, 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health act, 29 U.S.C. 655 et seq.; and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

        Environmental Permit. Any Permit required by Environmental Laws for the operation of the Business.

        ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder and currently in effect.

        Excluded Contracts. All Employee Benefit Plans (except the existing Aetna health plan) and any other Contract that by the terms of this Agreement has expressly not been assumed or that is set forth in Schedule 1.1.

        FCC. The U.S. Federal Communications Commission and any successor Governmental Authority.

        Former Employees. All individuals (including common law employees, independent contractors and individual consultants) who were employed or engaged by the Sellers or the Subsidiaries in connection with the Business but who are no longer so employed or engaged on the date of this Agreement.

        Furniture and Equipment. All furniture, fixtures, furnishings, equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by the Sellers and the Subsidiaries in the conduct of the Business, including all artwork, desks, chairs, tables, Hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies.

        GAAP. Generally accepted accounting principles as in effect from time to time in the United States of America applied in a manner consistent with past practices.

        Governmental Authority. (a) The United States of America or any other sovereign nation; (b) any state, commonwealth, territory or possession of the United States of America or any other sovereign nation and any political subdivision thereof (including counties, municipalities and the like); or (c) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

        Governmental Regulator. Any and all Governmental Authorities having regulatory jurisdiction and/or oversight over the Business or the Sellers.

        Hardware. Any and all computer and computer-related hardware, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks.

        Hazardous Substances. (a) Any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. ss.ss. 6901 et seq.), as amended, and the rules and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.) (CERCLA), as amended, and the rules and regulations promulgated thereunder; (c) asbestos or asbestos-containing material of any kind or character; (d) polychlorinated biphenyls; (e) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; and (f) any other material, substance or waste which requires special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment or disposal, under Environmental Laws including any substance, material or waste regulated, classified or characterized as "hazardous," "toxic," a "pollutant" or "contaminant" under Environmental Laws.

        Hired Employees. The U.S. individuals who, prior to the Initial Closing, accept the Buyer's written offer of employment (on an "at will" basis, except as otherwise provided in a duly executed employment agreement with the Buyer) at the same salary or hourly wage rate and position in effect immediately prior to the Initial Closing Date and the Employees of the DR Entities transferred in accordance with the Laws of the Dominican Republic.

        HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        Indebtedness. With respect to any specified Person and without duplication, any liability (contingent or otherwise, but excluding any Intercompany Liabilities) relating to: (a) indebtedness, including interest and any prepayment penalties, expenses, or fees thereon created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) reimbursement obligations and obligations with respect to letters of credit, bankers' acceptances, bank guarantees, surety bonds and performance bonds, whether or not matured; (c) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than indemnification obligations, trade accounts payable arising, and accrued expenses incurred, in the ordinary course of its business and consistent with such Person's customary trade practices; (d) obligations with respect to interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance agreements, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar Contracts specifically designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices; (e) indebtedness secured by a lien on the property of such Person, whether or not the respective indebtedness so secured is a primary obligation of or has been assumed by such Person; (f) capital lease obligations of such Person; and (g) indebtedness of others guaranteed by such person.

        Initial Closing Assumed Liabilities. All of the Assumed Liabilities, except to the extent that such liabilities arise from the Dialaround Assets.

        Initial Closing BEI Assumed Liabilities. All of the BEI Assumed Liabilities, except for the Dialaround Closing BEI Assumed Liabilities.

        Initial Closing BEI Purchased Assets. All of the BEI Purchased Assets, except for the Dialaround Closing BEI Purchased Assets.

        Initial Closing Purchased Assets. All of the Purchased Assets, except for the Purchased Assets that consist of an interest in the Dialaround Assets.

        Initial Closing STi Assumed Liabilities. All of the STi Assumed Liabilities, except for the Dialaround Closing STi Assumed Liabilities.

        Initial Closing STi Purchased Assets. All of the STi Purchased Assets, except for the Dialaround Closing STi Purchased Assets.

        Intellectual Property. All right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) all patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof (collectively, "Patents"); (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, "Marks"); (iii) all Internet domain names; (iv) all copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof (collectively, "Copyrights");
(iv) all proprietary or confidential information of the Sellers or the Subsidiaries relating to the Business ("Trade Secrets"); (v) all other intellectual property rights arising from or relating to Technology, and (vi) all Contracts granting any right relating to or under the foregoing.

        Intellectual Property Licenses. Any grant by (i) the Sellers or any Subsidiary to another Person of any right relating to or under the Purchased Intellectual Property or Purchased Technology and (ii) another Person to any Seller or any Subsidiary of any right relating to or under any third Person's Intellectual Property or Purchased Technology.

        Law. Any statute, ordinance, code, law, rule, regulation, order or other written requirement, standard or procedure enacted, adopted or applied by any Governmental Authority.

        Legal Proceeding. Any judicial, administrative or arbitral action, suits, mediation, investigation, inquiries, proceedings or claims (including counterclaims) by or before a Governmental Authority.

        Liability. Any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation.

        Licenses. Any and all licenses, permits, authorizations, certificates, exemptions and approvals of Governmental Authorities necessary or proper for the current use, occupancy or operation of an asset or a business.

        Losses. Any losses, legal liabilities, damages, penalties, obligations, judgments, costs (including, without limitation, costs of investigation or enforcement) and expenses, including interest that may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and settlement costs, including, without limitation, to the extent actually assessed, punitive damages, which are paid by the indemnified party as a result of a third party action, in each case net of insurance proceeds actually received by the party suffering such Losses.

        Material Adverse Effect. Any change, circumstance, effect or event that, individually or when taken together, is or would reasonably be expected to be materially adverse to (A) the business, assets, liabilities, condition (financial or other) or results of operations of the Sellers and their Subsidiaries, in each case taken as a whole, or (B) the ability of the Sellers or ST to perform their respective obligations under this Agreement, the Buyer Operating Agreement, or the DR Partnership Agreement to which they are a party or to consummate the transactions contemplated hereby or thereby, including as a consequence of any material impediment, interference or delay.

        Measurement Date Reference List. The combined trial balance list of the Sellers and the Subsidiaries as of the end of the day on the Working Capital Calculation Date, whose components are fairly stated in accordance with GAAP, and prepared consistent with past practice, as adjusted on a pro forma basis to exclude any Excluded Liabilities or Excluded Assets.

        Non-DR Entities. The Sellers and Subsidiaries, other than the DR entities.

        Open Source Software. All software that is open source, shareware, or freeware and that requires as a condition of use, modification and/or distribution of such software that other software incorporated into, derived from or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no charge.

        Order. Any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

        Permits. Any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Authority.

        Permitted Encumbrances. The following Encumbrances: (a) liens for Taxes, assessments and governmental charges not yet due and payable and/or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (b) zoning laws and ordinances and similar Laws; (c) any right reserved to any Governmental Authority to regulate the affected property; (d) in the case of any leased Asset, any Encumbrance granted thereunder; (e) capital leases, to the extent listed on Section 5.12(b) of the Disclosure Schedules; (f) materialmens', mechanics', workmen's, repairmen's or other like Encumbrances arising in the ordinary course of business, consistent with past practices; (g) any Encumbrance (other than an Encumbrance securing a monetary obligation) that does not individually or in the aggregate interfere with the continued use of the Assets subject thereto in the operation of the Business as currently being used; and
(h) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security Laws.

        Permitted Investments. Any (i) cash, (ii) investments in obligations issued or guaranteed by the United States government or any agency thereof and
(iii) money market funds collateralized by any investment in obligations issued or guaranteed by the United States government or any agency thereof.

        Person. Any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

        Post-Initial Closing Covenants. Any covenant, agreement or obligation contained in this Agreement that by its nature is required to be performed after the Initial Closing.

        Pre-Initial Closing Covenants. Any covenant, agreement or obligation contained in this Agreement that by its nature is required to be performed by, through, at or prior to the Initial Closing.

        Purchased Contracts. All Contracts related to the Business, including those listed on Section 5.7 of the Disclosure Schedules and Intellectual Property Licenses but excluding any Excluded Contracts.

        Purchased Intellectual Property. All Intellectual Property related to, held for use or contemplated to be used in connection with the Business.

        Purchased Technology. All Technology related to, held for use or contemplated to be used in connection with the Business.

        Real Property. The Assets owned or leased by any of the Sellers or the Subsidiaries consisting of realty, including appurtenances, improvements and fixtures located on such realty, and any other interests in real property, including fee interests, leasehold interests and easements, wire crossing permits, and rights of entry.

        Reference Balance Sheet Date.  December 31, 2005.

        Regulatory Surcharges. All federal, state, local or foreign charges, fees, imposts, levies or other assessments of any kind or nature imposed by any Governmental Regulator, including all federal and state telecommunications fees and levies, including but not limited to universal service contributions, telecommunications relay service fees, local number portability fees, and FCC and State PUC regulatory fees, together with any interest thereon and any late fees, penalties, or interest.

        Secured Account. The account of ST which has been pledged to BEI and the Buyer pursuant to the Pledge Agreement attached as Schedule A hereto (the "Pledge Agreement") securing all obligations of ST, Sellers and Subsidiaries under Section 10.

        Software. Any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation, including user manuals and other training documentation related to any of the foregoing.

        State PUC means any state or local public service or public utilities commission (or the equivalent) having regulatory authority over the Business, as conducted in any given jurisdiction.

        State PUC Consent means the grant by any State PUC of its consent to the assignment of the State PUC Licenses or any Non-Transferred Assets associated with such Licenses, in connection with the consummation of the transactions contemplated hereby.

        State PUC Licenses means all Licenses issued or granted by the State PUC held by the Sellers or any Operating Subsidiary in each applicable jurisdiction, as set forth on Section 5.6 of the Disclosure Schedules.

        Subsidiaries. TGI S.a.r.l., a Luxemburg limited liability company, TGI S.a.r.l. Schaffhausen, a Swiss branch of TGI S.a.r.l., and the DR Entities.

        Tax Return. Any return, report or statement required to be filed with respect to any Tax, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Sellers, any of the Subsidiaries, or any of their Affiliates.

        Taxes. (i) All federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments of any kind or nature imposed by any Governmental Authority, other than Regulatory Surcharges, including all income, capital, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, social security, payroll, employment, excise, property and estimated taxes, customs, duties, fees, assessments, charges and levies of any kind whatsoever, and (ii) any items described in clause (i) payable by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

        Technology. Collectively, all database technologies, Software, systems, product specifications, data, samples, structures, and architectures (and related processes, formulas, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods, sketches, photographs, graphs, drawings and information), inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, past, current and planned research and development, current and planned research and distribution methodologies and processes, all analytical approaches, frameworks and methodologies, and all notes, analyses, compilations, studies, summaries, confidential business information, client and customer lists, databases and data collections and all rights therein, current and anticipated client and customer requirements, price lists, market studies, business plans, however and whether or not documented, other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented, and any other related information or technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in the design, development, reproduction, maintenance or modification of, any of such Person's products.

        Telco Award Agreements. Those agreements between Telco and certain Employees or former Employees, listed on Section 1.1 of the Disclosure Schedules.

        Telecommunication Licenses. All Licenses granted to the applicable Sellers and/or Subsidiaries by the FCC, the State PUCs, or other Governmental Regulators for the operation of the Business.

        Third Party. Any Person other than the Sellers, the Subsidiaries, the Buyer, DR Partnership, and their respective Affiliates.

        Transfer Taxes. Any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto, but such term shall not include any tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

        U.S. Cash. The United States cash and United States cash equivalents of the Non-DR Entities.

        Wireless Business. The prepaid wireless business of the applicable Sellers and Subsidiaries.

        Wireline Business. Business engaged in by the Sellers and the Subsidiaries, except for the Wireless Business, and including prepaid calling card services, wholesale services offered to other telecommunications service providers, the dial-around ("10-10-XXX") business and any related or contemplated additional services.

        Working Capital. The combined current assets of the Sellers and the Subsidiaries as of a specified date less the combined current liabilities of the Sellers and the Subsidiaries as of such specified date, in each case determined in accordance with GAAP, consistently applied, except for (i) deferred revenue which shall, for purposes of calculating Working Capital, be an amount equal to the actual deferred revenue balance as of such specified date multiplied by a factor equal to 100% minus the Average Gross Margin Percentage and (ii) shall not include any asset or liability relating to income Tax. It is the intention of the parties that all financial results (whether income or expense) of the Sellers and the Subsidiaries from the Working Capital Calculation Date to the Initial Closing Date shall be for the benefit, or burden, of and belong to, or be the responsibility of, the Buyer; and ST, the Sellers and the Subsidiaries so covenant and agree.

        Working Capital Calculation Date The last calendar day of the calendar month that immediately precedes the calendar month in which the Initial Closing occurs.

        1.2 Other Definitions. The following terms are defined in the Sections indicated:

               Term                                                Section
               ----                                                -------
               Action                                               10.4
               Agreement                                          Recitals
               Annual Reimbursement Period                        10.10(a)
               Appraisal                                             2.8
               Asset Acquisition Statement                           2.8
               Assignment and Assumption Agreement                 4.2(a)
               Assumed DR Liabilities                             Recitals
               Audited Financial Statements                         5.13
               Baldwin                                            Recitals
               BEI                                                Recitals
               BEI Assumed Liabilities                            Recitals
               BEI Purchased Assets                               Recitals
               Bill of Sale                                        4.2(a)
               Buyer                                              Recitals
               Buyer Cap                                            10.6
               Buyer Consideration                                 3.1(b)
               Buyer Operating Agreement                          Recitals
               Buyer Organizational Documents                        6.1
               Buyer Purchase Price                                3.1(b)
               Buyer Required Consents                             6.4(a)
               Buyer Uncapped Losses                                10.6
               Buyer's Perpetual Representations                   10.1(a)
               Cap                                                  10.5
               Cash Shortfall Amount                               3.1(b)
               CLEC Agreements                                     5.7(a)
               COBRA                                               5.18(b)
               Communications Laws                                 5.6(b)

               Term                                                Section
               ----                                                -------
               Company Regulatory Licenses                         5.6(a)
               Confidential Information                            7.9(c)
               Confidentiality Agreement                           7.9(b)
               Control                                              10.11
               Controlled Group Member                             5.18(a)
               Deductible                                           10.5
               Dialaround                                         Recitals
               Dialaround Closing                                  4.1(b)
               Dialaround Closing Buyer Purchase Price             3.1(b)
               Dialaround Closing Date                             4.1(b)
               DR Partnership                                     Recitals
               Employee Benefit Plans                              5.18(a)
               Enforceability Exception                            5.7(b)
               Excluded Assets                                       2.2
               Excluded Liabilities                                  2.5
               Extraordinary Events                                 10.5
               Final Reference List                                3.2(b)
               Final Statement                                     3.2(b)
               Financial Statements                                5.13(b)
               Indemnified Party                                    10.4
               Indemnifying Party                                   10.4
               Independent Accounting Firm                         3.2(b)
               Independent Appraiser                                 2.8
               Initial Closing                                     4.1(a)
               Initial Closing Cash Amount                         3.1(b)
               Initial Closing Date                                4.1(a)
               IRS                                                 5.18(c)
               Leased Real Property                                5.8(b)
               Litigation Reimbursement Period                    10.10(a)
               Material Contract                                   5.7(a)
               Multiemployer Plan                                  5.18(f)
               Nonassignable Assets                                2.6(c)
               Non-Foreign Status Affidavit                        4.2(a)
               Organizational Documents                              5.1
               Partnership Purchase Price                            3.1
               Pension Plan                                        5.18(a)
               Personal Property Leases                            5.12(b)
               Phonecard Enterprises                              Recitals
               Provider Marks                                      7.14(b)
               Purchase Price                                      3.1(a)
               Purchased Assets                                    2.1(c)
               Purchased DR Assets                                Recitals
               Real Property Leases                                5.8(b)
               Registration Rights Agreement                       4.3(a)
               Regulatory Legal Opinion                            4.2(a)

               Term                                                Section
               ----                                                -------
               Reimbursable Action                                10.10(b)
               Reimbursable Amounts                               10.10(a)
               Reimbursed Party                                   10.10(b)
               Related Persons                                      5.23
               Representatives                                     7.13(a)
               Required Consents                                   5.4(a)
               Restricted Business                                 7.10(a)
               Restricted Period                                   7.10(a)
               Rules                                                12.15
               Schedule 10.5 Covenants                              10.5
               Schedule 10.6 Covenants                              10.6
               Security Account Amount                             3.1(b)
               Seller                                             Recitals
               Sellers                                            Recitals
               Sellers' Perpetual Representations                  10.1(a)
               Sole Arbitrator                                      12.15
               ST                                                 Recitals
               ST Finance                                         Recitals
               Statement                                           3.2(a)
               STi Assumed Liabilities                            Recitals
               STi CC 1                                           Recitals
               STi CC 2                                           Recitals
               STi Mobile                                         Recitals
               STi PCS                                            Recitals
               STi Phonecard                                      Recitals
               STi Prepaid & Co.                                  Recitals
               STi Prepaid Distributors & Co.                     Recitals
               STi Purchased Assets                               Recitals
               T&P                                                Recitals
               Takeover Proposal                                   7.13(c)
               Telco                                              Recitals
               Termination Fee                                     9.2(b)
               Total Consideration                                 3.1(a)
               Transaction Documents                               5.3(a)
               Unaudited Financial Statements                      5.13(b)
               Uncapped Losses                                      10.5
               VoIP Enterprises                                   Recitals
               WARN                                                5.18(m)
               Welfare Plan                                        5.18(a)
               Working Capital Calculation Date                    3.1(b)

2. PURCHASE AND SALE OF ASSETS; CONTRIBUTION OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES.

        2.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement:

        (a) at the Initial Closing, the Sellers shall (and shall cause the Subsidiaries to) sell, assign, transfer, convey and deliver to (i) the Buyer, and the Buyer shall acquire, accept and purchase from the Sellers and the Subsidiaries, all of the Sellers' and the Subsidiaries' right, title and interest in, to and under the Initial Closing BEI Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances, subject to the assumption by the Buyer of the Initial Closing BEI Assumed Liabilities described in Section 2.4(a)(i) hereof and (ii) DR Partnership, and DR Partnership shall acquire, accept and purchase from the Sellers, all of the DR Entities' right, title and interest in, to and under the Purchased DR Assets, free and clear of all Encumbrances except for Permitted Encumbrances, subject to the assumption by DR Partnership of the Assumed DR Liabilities described in Section 2.4(a)(ii) hereof; and

        (b) at the Dialaround Closing, the Sellers shall (and shall cause the Subsidiaries to) sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall acquire, accept and purchase from the Sellers and the Subsidiaries, all of the Sellers' and the Subsidiaries' right, title and interest in, to and under the Dialaround Closing BEI Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances, subject to the assumption by the Buyer of the Dialaround Closing BEI Assumed Liabilities described in Section 2.4(b)(i) hereof.

        (c) "Purchased Assets" shall mean all of the business, assets, properties, contractual rights, goodwill, going concern value, rights and claims of the Sellers and the Subsidiaries related to, used in or useful to the Business, wherever situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected on the Books and Records (other than the Excluded Assets), including each of the following assets:

                (i) all cash, cash equivalents, bank deposits or similar cash items and accounts receivable of the Sellers and the Subsidiaries (other than the amount of DR Cash that is retained by the DR Entities pursuant to the last proviso of Section 3.1(b)(iii));

                (ii) all inventory used or intended to be used primarily in connection with the Business;

                (iii) all tangible personal property intended to be used primarily in connection with the Business, including Furniture and Equipment, other than such tangible personal property which is an Excluded Asset;

                (iv) all deposits (including customer deposits and security for rent, electricity, telephone or otherwise) and credits, prepaid charges and expenses, including any prepaid rent, of the Sellers and the Subsidiaries;

                (v) all rights of the Sellers and the Subsidiaries under each Real Property Lease, together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;

                (vi) the Purchased Intellectual Property and the Purchased Technology;

                (vii) all rights of the Sellers and the Subsidiaries under the Purchased Contracts including all claims or causes of action with respect to the Purchased Contracts;

                (viii) all Documents, including Documents relating to products, services, marketing, advertising, promotional materials, Purchased Intellectual Property, personnel files for Hired Employees and all files, customer files and documents (including credit information), supplier lists, records, literature and correspondence, whether or not physically located on any of the premises referred to in clause (e) above, but excluding personnel files for Employees of the Sellers or the Subsidiaries who are not Hired Employees;

                (ix) all Permits, including Environmental Permits, used by the Sellers and the Subsidiaries in the Business (which includes all Permits necessary to conduct the Business as currently conducted) and all rights, and incidents of interest therein;

                (x) all supplies owned by the Sellers and the Subsidiaries and used in connection with, used in or useful to the Business;

                (xi) all rights of the Sellers and the Subsidiaries under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with Former Employees, Employees and agents of the Sellers or any Subsidiary or with third parties to the extent relating to the Business or the Purchased Assets (or any portion thereof);

                (xii) all rights of the Sellers and the Subsidiaries under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold or services provided to the Sellers and the Subsidiaries or to the extent affecting any Purchased Assets;

                (xiii) all third-party property and casualty insurance proceeds, and all rights to third-party property and casualty insurance proceeds, in each case to the extent received or receivable in respect of the Business;

                (xiv) any claims, causes of actions, counterclaims, setoffs or defenses and insurance coverage the Sellers or their Subsidiaries may have with respect to any Assumed Liabilities;

                (xv) all goodwill and other intangible assets associated with the Business, including customer and supplier lists and the goodwill associated with the Purchased Intellectual Property (and any securities of or interests in entities other than the Subsidiaries); and

                (xvi) all pending or future recoveries received in connection with any telecommunications carrier dispute.

        2.2 Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Buyer, and the Sellers or a Subsidiary shall retain all right, title and interest to, in and under the Excluded Assets. "Excluded Assets" shall mean (a) the Ameritrade Litigation, (b) all intercompany receivables, (c) all minute books, organizational documents, stock registers and such other Books and Records as pertain to ownership, organization or existence of each of the Sellers and Subsidiaries and (d) the INDOTEL Special Registration granted to STi Prepaid & Co. and the Free Zone permits held by the DR Entities.

        2.3 Contributions to Capital of ST Finance, the Buyer and DR Partnership; and Assumption of Liabilities.

        (a) Subject to the terms and conditions set forth in this Agreement, at the Initial Closing as described below, the following shall occur:

                (i) the Sellers shall (and shall cause the Subsidiaries (other than the DR Entities) to) contribute to the capital of ST Finance all of their right, title and interest in and to the Initial Closing STi Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances, subject to the assumption by ST Finance of all of the Initial Closing STi Assumed Liabilities pursuant to Section 2.4(a)(iii), and ST Finance will issue to the Sellers and the Subsidiaries (other than the DR Entities) 100% of the membership interest in ST Finance, in accordance with the ST Finance LLC Operating Agreement;

                (ii) ST Finance shall contribute to the capital of the Buyer all of its right, title and interest in and to the Initial Closing STi Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances, subject to the assumption by the Buyer of all of the Initial Closing STi Assumed Liabilities pursuant to Section 2.4(a)(iv), and the Buyer will issue to ST Finance a 25% membership interest in the Buyer; and

                (iii) the Buyer shall cause STi CC 1 and STi CC 2 to contribute to the capital of DR Partnership an amount equal to the Partnership Purchase Price.

        (b) Subject to the terms and conditions set forth in this Agreement, at the Dialaround Closing as described below, the following shall occur:

                (i) the Sellers shall (and shall cause the Subsidiaries (other than the DR Entities) to) contribute to the capital of ST Finance all of their right, title and interest in and to the Dialaround Closing STi Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances, subject to the assumption by ST Finance of all of the Dialaround Closing STi Assumed Liabilities pursuant to Section 2.4(b)(ii); and

                (ii) ST Finance shall contribute to the capital of the Buyer all of its right, title and interest in and to the Dialaround Closing STi Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances, subject to the assumption by the Buyer of all of the Dialaround Closing STi Assumed Liabilities pursuant to Section 2.4(b)(iii).

        2.4     Assumption of Liabilities.

        (a) Subject to the terms and conditions set forth in this Agreement, at and effective as of the Initial Closing (i) the Buyer shall assume, all of the Initial Closing BEI Assumed Liabilities, subject to the sale of the Initial Closing BEI Purchased Assets to the Buyer pursuant to Section 2.1(a)(i) hereof,

(ii) DR Partnership shall assume, all of the Assumed DR Liabilities, subject to the sale of the Purchased DR Assets to DR Partnership pursuant to Section 2.1(a)(ii) hereof, (iii) ST Finance shall assume all of the Initial Closing STi Assumed Liabilities, subject to the contribution to the capital of ST Finance of the Initial Closing STi Purchased Assets pursuant to Section 2.3(a)(i) and (iv) the Buyer shall assume the Initial Closing STi Assumed Liabilities previously assumed by ST Finance pursuant to Section 2.4(a)(iii) hereof, subject to the contribution of the Initial Closing STi Purchased Assets to the capital of Buyer pursuant to Section 2.3(a)(ii).

        (b) Subject to the terms and conditions set forth in this Agreement, at and effective as of the Dialaround Closing (i) the Buyer shall assume, all of the Dialaround Closing BEI Assumed Liabilities, subject to the sale of the Dialaround Closing BEI Purchased Assets to the Buyer pursuant to Section 2.1(b)(i) hereof, (ii) ST Finance shall assume all of the Dialaround Closing STi Assumed Liabilities, subject to the contribution to the capital of ST Finance of the Dialaround Closing STi Purchased Assets pursuant to Section 2.3(b)(i), and
(iii) Buyer shall assume the Dialaround Closing STi Assumed Liabilities previously assumed by ST Finance pursuant to Section 2.4(b)(ii) hereof, subject to the contribution of the Dialaround Closing STi Purchased Assets to the capital of Buyer pursuant to Section 2.3(b)(ii).

        2.5 Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement, neither the Buyer nor DR Partnership will assume or be liable for any Excluded Liabilities. The Sellers shall, and shall cause the Subsidiaries to, timely perform, satisfy and discharge in accordance with their respective terms all Excluded Liabilities unless such an Excluded Liability is disputed in good faith; provided, however, that even if disputed in good faith, the Sellers and the Subsidiaries shall timely perform, satisfy and discharge in accordance with their respective terms such Excluded Liability if the failure to do so would reasonably be expected to have a Material Adverse Effect on the Buyer or DR Partnership so long as the Sellers or the Subsidiaries are able to reserve (contractually or at law) their right to litigate their dispute with respect to the underlying obligation. If the Sellers or Subsidiaries, as the case may be, are unable to reserve (contractually or at law) their right to litigate their dispute with respect to the underlying obligation notwithstanding their good faith attempt to do so, then the Buyer or DR Partnership may perform, satisfy or discharge such Excluded Liabilities, and the Sellers shall be entitled to arbitrate pursuant to Section 12.15 with the Buyer and/or DR Partnership the underlying merits of such dispute that was performed, satisfied or discharged by the Buyer and/or DR Partnership. In the event such arbitration is resolved in the Sellers' favor in whole or in part, none of the Sellers, the Subsidiaries and ST shall be responsible to indemnify the Buyer or DR Partnership for any such losses, except to the extent such arbitration is resolved in the Buyer's and/or DR Partnership's favor, with costs and expenses to be allocated in accordance with Section 12.15. In the event such arbitration is resolved in the Buyer's and/or DR Partnership's favor in whole or in part, the Sellers, the Subsidiaries and ST shall be responsible to indemnify the Buyer or DR Partnership for any such losses, including the costs and expenses of such arbitration as provided for in Section 12.15, but only to the extent such arbitration is resolved against the Sellers, the Subsidiaries or ST, with cost and expenses to be allocated pursuant to Section 12.15. "Excluded Liabilities" shall mean all Liabilities of the Sellers and the Subsidiaries other than the Assumed Liabilities.

        2.6     Further Conveyances and Assumptions; Consent of Third Parties.

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



        (a) From time to time following the Initial Closing at the Buyer's cost and expense and except as prohibited by Law, ST and the Sellers shall, or shall cause their Affiliates to, make available to the Buyer and DR Partnership, as the case may be, such data and personnel records of Hired Employees as is reasonably necessary for the Buyer and DR Partnership, as the case may be, to transition such Employees into the Buyer's and DR Partnership's records, as the case may be.

        (b) From time to time following the Initial Closing Date, in the case of the Initial Closing (or in the case of the Dialaround Closing, the Dialaround Closing Date) at the Buyer's cost and expense, ST, the Sellers, the Buyer and DR Partnership shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and aquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to the Buyer and DR Partnership and their respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Buyer and DR Partnership under this Agreement and the Transaction Documents and to assure fully to ST, the Sellers and their Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by the Buyer and DR Partnership under this Agreement and the Transaction Documents, and to otherwise make effective the transactions contemplated hereby and thereby.

        (c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or a Governmental Body or is cancelable by a third party in the event of an assignment ("Nonassignable Assets") unless and until such consent shall have been obtained. Sections 5..6 and 5.7 of the Disclosure Schedules set forth a true and complete list of all Nonassignable Assets. To the extent permitted by Law, the Sellers shall, and shall cause their Affiliates to, use their commercially reasonable efforts to cooperate with the Buyer and DR Partnership at their request in endeavoring to obtain such consents promptly. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Initial Closing Date, in the case of the Initial Closing Purchased Assets (or with respect to Dialaround Assets, the Dialaround Closing Date), by the Sellers or the applicable Affiliate of the Sellers in trust for the Buyer and DR Partnership, as the case may be, and the covenants and obligations thereunder shall be performed by the Buyer and DR Partnership, as the case may be, in the Sellers' or such Affiliate's name and all benefits and obligations existing thereunder shall be for the Buyer's and DR Partnership's account, as the case may be. The Sellers shall take or cause to be taken at the Buyer's expense such actions in their names or otherwise as the Buyer or DR Partnership may reasonably request so as to provide the Buyer or DR Partnership, as the case may be, with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable on or after the Initial Closing Date, in the case of the Initial Closing (or in the case of the Dialaround Closing, the Dialaround Closing Date) under the Nonassignable Assets, and the Sellers or the applicable Affiliate of the Sellers shall promptly pay over to the Buyer and DR Partnership, as the case may be, all money or other consideration received by it on or after the Initial Closing Date, in the case of the Initial Closing (or in the case of the Dialaround Closing, the Dialaround Closing Date) in respect of all Nonassignable Assets, net of applicable Taxes, if any, actually paid by the Sellers as a direct result of such collection. As of and from the Initial Closing Date, in the case of the Initial Closing (or in the case of the Dialaround Closing, the Dialaround Closing Date), the Sellers on behalf of themselves and their Affiliates authorizes the Buyer and DR Partnership, as the case may be, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at the Buyer's or DR Partnership's expense, to perform all the obligations and receive all the benefits of the Sellers or their Affiliates under the Nonassignable Assets and appoints the Buyer and DR Partnership, as the case may be, their attorney-in-fact to act in their name on their behalf or in the name of the applicable Affiliate of the Sellers and on such Affiliate's behalf with respect thereto.

        2.7 Bulk-Sales Laws. The Buyer and DR Partnership hereby waives compliance by the Sellers and the Subsidiaries with the requirements and provisions of any "bulk-transfer" tax Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to the Buyer and DR Partnership; provided, however, that the Sellers agrees (i) to pay and discharge when due or to contest or litigate all claims of creditors which are asserted against the Buyer and DR Partnership or the Purchased Assets by reason of such noncompliance, (ii) to indemnify, defend and hold harmless the Buyer and DR Partnership from and against any and all such claims in the manner provided in Section 10 and (iii) to take promptly all necessary action to remove any Encumbrance which is placed on the Purchased Assets by reason of such noncompliance.

        2.8 Purchase Price Allocation. Prior to the Initial Closing, the parties shall obtain the services of Duff & Phelps (the "Independent Appraiser") to assist the parties in determining the fair value of the Purchased Assets solely for purposes of allocating the Total Consideration among the Purchased Assets under this Section 2.8, and the parties agree to accept the Independent Appraiser's determination of the fair value of the Purchased Assets (the "Appraisal"). The cost of the Appraisal shall be borne equally by BEI and ST. At or prior to the Initial Closing, the Buyer shall prepare and deliver to ST (on behalf of the Sellers and the Subsidiaries) a copy of each Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement") allocating the Total Consideration among the Purchased Assets in a manner consistent with the Appraisal. ST (on behalf of the Sellers and the Subsidiaries) shall have an opportunity to review each Form 8594. To the extent the Buyer and ST disagree on any part of any Form 8594, they shall negotiate in good faith to resolve any differences among the parties for the lesser of (a) a period of fifteen (15) days and (b) a period commencing on the receipt by the Buyer of ST's objections and ending fifteen (15) days before the due date (after giving effect to extensions thereof) for filing the Form 8594. If the parties do not resolve their differences during the period described above, the Independent Appraiser shall resolve any such differences and its resolution shall be final, the costs of which shall be borne equally by BEI and ST. The Buyer, the Sellers and the Subsidiaries agree (i) to prepare and file all income Tax Returns and reports (including Forms 8594) filed consistently with the Asset Acquisition Statement,
(ii) that none of the Buyer or the Sellers or any of their respective Affiliates shall take any position inconsistent with the Asset Acquisition Statement in connection with any Tax proceeding, except to the extent required by applicable Law, and (iii) that if any Governmental Authority disputes such Asset Acquisition Statement, the party receiving notice of the dispute shall promptly notify the other party hereto of such dispute, and the parties hereto shall cooperate in good faith in responding to such dispute in order to preserve the effectiveness of such statement. For purposes of this Section 2.8, the Purchased Assets shall not include the covenant not to compete as set forth in Section

7.10, and shall be considered Assets contributed by the Sellers and the Subsidiaries, in their capacities as members, to the Buyer and DR Partnership, respectively.

        2.9 Right to Control Payment. Subject to Section 2.5, the Buyer shall have the right, but not the obligation, to make any payment due from the Sellers or the Subsidiaries with respect to any Reimbursable Amounts under
Section 10.10; provided, however, that the Buyer will not settle or compromise any Reimbursable Action unless (i) such compromise or settlement is on exclusively monetary terms and shall be paid entirely by the Buyer and (ii) such settlement or compromise does not contain any admission of wrongdoing on the part of any of Sellers or the Subsidiaries.

        2.10 Proration of Certain Expenses. Except for Assumed Liabilities, all real property taxes, personal property taxes, or ad valorem obligations and similar recurring taxes and fees on the Purchased Assets for taxable periods beginning before, and ending after, the Working Capital Calculation Date shall be prorated, as applicable, between Buyer and DR Partnership, on the one hand, and Sellers, on the other hand, as of 11:59 p.m. eastern time on the Working Capital Calculation Date. With respect to Taxes described in this Section 2..10, Sellers shall timely file (or cause to be timely filed) all Tax Returns due before the Initial Closing Date (or with respect to the Dialaround Assets, the Dialaround Closing Date) with respect to such Taxes and Buyer or DR Partnership, as applicable, shall prepare and timely file all Tax Returns due after the Initial Closing Date (or with respect to the Dialaround Assets, the Dialaround Closing Date) with respect to such Taxes. If one party remits to the appropriate taxing authority payment for Taxes, which are subject to proration under this
Section 2.10 and such payment includes the other party's share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes.

        2.11 Post-Initial Closing Receipts and Invoices. The Sellers shall provide reasonable assistance to the Buyer in the collection of accounts receivable, at the sole cost and expense of the Buyer. If the Sellers or any of the Subsidiaries shall receive payment in respect of any of the Purchased Assets, then the Sellers or the Subsidiaries, as the case may be, shall promptly forward such payment to the Buyer. If the Sellers or any of the Subsidiaries receive an invoice for an Assumed Liability, then the Sellers or the Subsidiaries, as the case may be, shall promptly forward such invoice to the Buyer for payment. If the Buyer or any of its subsidiaries receive an invoice for any Excluded Liability then the Buyer or any of its subsidiaries, as the case may be, shall promptly forward such invoice to the Sellers for payment.

3.      CONSIDERATION; INITIAL CLOSING.

        3.1     Purchase Price.

        (a) Subject to the terms and conditions set forth in this Agreement and subject to adjustment under Section 3.1(b)(iii) and Section 3.2, and in consideration of the sale, assignment, transfer, delivery and conveyance by the Sellers and the Subsidiaries to (i) the Buyer of the BEI Purchased Assets and
(ii) DR Partnership of the Purchased DR Assets, the aggregate purchase price to be paid for the Purchased Assets (the "Purchase Price") is One-Hundred Twenty Million Dollars ($120,000,000), payable as set forth below, and the assumption of 75% of the Assumed Liabilities (together with the Purchase Price, the "Total Consideration").

        (b)     The Purchase Price shall be paid as follows:

                (i) at the Initial Closing (x) the Buyer will pay One-Hundred Nine Million Dollars ($109,800,000) ("Buyer Purchase Price"), payable as follows: Eighty-Nine Million Dollars ($89,800,000) will be payable in cash (the "Initial Closing Cash Amount") and Twenty Million Dollars ($20,000,000) (the "Security Account Amount") shall be deposited in the Secured Account and invested in Permitted Investments, and the Buyer will assume the Initial Closing BEI Assumed Liabilities (together with the Buyer Purchase Price, the "Buyer Consideration") and (y) DR Partnership will pay Ten Million Dollars ($10,000,000) ("Partnership Purchase Price"), payable in cash, and assume the Assumed DR Liabilities; and

                (ii) at the Dialaround Closing (if it occurs), the Buyer will pay Two Hundred Thousand Dollars ($200,000)("Dialaround Closing Buyer Purchase Price"), payable in cash, and assume the Dialaround Closing BEI Assumed Liabilities.

                (iii) prior to the Initial Closing (but no less than one Business Day before the Initial Closing Date), the Sellers shall deliver to the Buyer an estimated Measurement Date Reference List and a preliminary Statement (each of which shall be calculated in a manner consistent with the sample calculations set out on Schedules 3.2(a) and 3.2(b) hereof), which shall be used to determine the payment of the Buyer Purchase Price and the Partnership Purchase Price at the Initial Closing, as follows: If the U.S. Cash as set forth on the preliminary Statement is less than $42,600,000 (the amount by which the U.S. Cash reflected on the preliminary Statement is less than $42,600,000 being the "Cash Shortfall Amount") or the Working Capital is less than negative $2,400,000 (the amount by which the Working Capital is less than negative $2,400,000 being the "Working Capital Shortfall Amount"), the Initial Closing Cash Amount and the Partnership Purchase Price set forth in (i) above shall be reduced (pro rata based on the percentage of the Purchase Price represented by such amounts) by an amount equal to the greater of (x) the Cash Shortfall Amount or (y) the Working Capital Shortfall Amount (the entire amount by which the Purchase Price is reduced, being the "Initial Closing Purchase Price Adjustment"); provided, however, that in the event the Purchase Price is reduced by the Initial Closing Purchase Price Adjustment, the DR Entities shall be entitled to retain any DR Cash up to the amount of the Initial Closing Purchase Price Adjustment.

        (c) The Buyer shall be entitled to withhold and deduct from the Purchase Price otherwise payable to the Sellers and the Subsidiaries pursuant to this Section 3.1 such amounts as the Buyer is required to withhold under the Code or any other provision of state, local or foreign Tax law determined in good faith by the Buyer. To the extent so withheld and deducted, such amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Seller or Subsidiary. The Buyer shall remit all aforementioned withholdings and deductions to the appropriate tax authorities in accordance with applicable Law.

        3.2     Determination of Final Working Capital.

        (a) As soon as practicable, but in no event later than ninety (90) calendar days after the Initial Closing Date, the Buyer shall prepare and deliver to the Sellers the Measurement Date Reference List. The Measurement Date Reference List shall be accompanied by a statement (the "Statement") setting forth the actual Working Capital as of the close of business on the Working

Capital Calculation Date (which may be a negative Working Capital) and the Average Gross Margin Percentage, setting forth in reasonable detail the calculations thereof and the supporting details therefor. The Measurement Date Reference List shall be calculated in a manner consistent with the sample Measurement Date Reference List set out on Schedule 3.2(a) hereof, and the Working Capital and the Average Gross Margin Percentage shall be calculated in a manner consistent with the sample Working Capital and Average Gross Margin Percentage calculations set out on Schedule 3.2(b) hereof.

        (b) The Sellers shall have sixty (60) calendar days following receipt of the Measurement Date Reference List and the Statement during which to dispute in writing any item contained in the Measurement Date Reference List or the Statement. Such notice of dispute shall set forth in reasonable detail the items disputed and the Sellers' proposed adjustment to such items. If the Sellers fail to notify the Buyer in writing of any such dispute within such sixty (60) day period, the Measurement Date Reference List shall be the "Final Reference List" and the Statement shall be the "Final Statement." If the Sellers timely notify the Buyer in writing of any such dispute, and the Buyer and the Sellers cannot resolve any such dispute within thirty (30) calendar days after receipt by the Buyer of such notice of dispute, such dispute shall be resolved by a nationally recognized independent accounting firm (the "Independent Accounting Firm") mutually selected by the Buyer and the Sellers; provided that, unless agreed to by the parties hereto, such Independent Accounting Firm shall not have been retained or hired by, or provided services to, any of the parties to this Agreement or any of their respective Affiliates on or prior to the date of this Agreement. The determination of the selected Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding on the Buyer and the Sellers. If no such selection is made within twenty (20) calendar days, the Independent Accounting Firm shall be selected according to the following procedure: (i) the top twenty Independent Accounting Firms shall be ranked in descending order according to revenue earned for the most recently reported fiscal year ending prior to the Initial Closing Date and (ii) the Independent Accounting Firm selected shall be the first such firm (x) to which none of the parties to this Agreement or any of their respective Affiliates have paid for services rendered of more than two hundred thousand dollars ($200,000) in cash or the fair market value of other consideration for the fiscal year ending immediately prior to the Initial Closing Date and (y) for which none of the parties to this Agreement or any of their respective Affiliates have current engagements in the fiscal year in which the Initial Closing occurs that would result in the payment for services rendered to such Independent Accounting Firm of two hundred thousand dollars ($200,000) or more in the aggregate of cash or the fair market value of other consideration. Any fees and expenses relating to the engagement of the selected Independent Accounting Firm shall be apportioned between the Buyer and the Sellers based on the total dollar value of the dispute resolved in favor of the Buyer on the one hand or the Sellers on the other hand, with each such party bearing such percentage of the fees and disbursements of the selected Independent Accounting Firm as the aggregate disputes resolved against that party bears to the total dollar value of all disputed exceptions considered by the selected Independent Accounting Firm. In the event of a dispute, the Measurement Date Reference List and Statement, as agreed by the Buyer and the Sellers, or determined by the selected Independent Accounting Firm, as the case may be, shall be the "Final Reference List" or the "Final Statement," as the case may be.

        (c) If the (i) Working Capital, as set forth in the Final Statement, exceeds negative $2,400,000 and (ii) U.S. Cash, as set forth in the Final Statement, exceeds $42,600,000, the Buyer and DR Partnership shall pay, (pro rata based on the percentage of the Total Consideration paid by each of them) to Sellers, an amount in cash equal to the lesser of (x) the excess amount by which Working Capital exceeds negative $2,400,000 and (y) the amount by which the U.S. Cash exceeds $42,600,000, not later than five (5) Business Days from the date of such Final Statement.

        (d) If (i) the Working Capital, as set forth in the Final Statement, is less than negative $2,400,000 or (ii) U.S. Cash, as set forth in the Final Statement, is less than $42,600,000, Sellers shall pay to the Buyer and DR Partnership, (pro rata based on the percentage of the Total Consideration paid by each of them) an aggregate amount equal to the greater of (x) the amount by which Working Capital is less than negative $2,400,000 and (y) the amount by which the U.S. Cash is less than $42,600,000, not later than five (5) Business Days from the date of such Final Statement. The thresholds with respect to Working Capital and Unrestricted Cash must be met independently and any amount in excess of one of these thresholds cannot be applied to the other.

        (e) Any adjustment under this Section 3.2 shall be treated as an adjustment to the Purchase Price for federal, state and local income Tax purposes. Any adjustment otherwise required pursuant to Section 3.2(c) or
Section 3.2(d) shall take into account and give credit to any Initial Closing Purchase Price Adjustments made at the Initial Closing.


4.      CLOSING AND DELIVERIES

        4.1     Initial Closing.

        (a) Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Initial Closing Purchased Assets and the assumption of the Initial Closing Assumed Liabilities contemplated hereby shall take place at a closing (the "Initial Closing") to be held at the offices of Weil, Gotshal & Manges LLP at 767 Fifth Avenue, New York, New York 10153 at 10:00 a.m. New York time on fifth Business Day following the last to occur of the following:
(x) the receipt of all approvals of the FCC and other Governmental Regulators required by applicable Law with respect to the transfer of direct or indirect ownership of or control over the Telecommunications Licenses other than the Dialaround Licenses; (y) the expiration or termination of all applicable waiting periods under the HSR Act; and (z) the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Section 8 (other than conditions that are not capable of being satisfied until the Closing, but subject to the satisfaction or waiver of those conditions) or at such other place or at such other time or at such other date as the Sellers and the Buyer may mutually agree in writing (the day on which the Initial Closing takes place being the "Initial Closing Date").

        (b) Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Dialaround Closing Purchased Assets and the assumption of the Dialaround Closing Assumed Liabilities contemplated hereby shall take place at a closing (the "Dialaround Closing") to be held at the offices of Weil, Gotshal & Manges LLP at 767 Fifth Avenue, New York, New York 10153 at 10:00 a.m. New York time on the fifth Business Day following the last to occur of the following: (x) the receipt of all approvals of the FCC and other Governmental Regulators required by applicable Law with respect to the transfer of direct or indirect ownership of or control over the Dialaround Licenses and
(y) the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Section 8 (other than conditions that are not capable of being satisfied until the Closing, but subject to the satisfaction or waiver of those conditions) or at such other place or at such other time or at such other date as the Sellers and the Buyer may mutually agree in writing (the day on which the Dialaround Closing takes place being the "Dialaround Closing Date").

4.2     Closing Deliveries by the Sellers.

        (a) At the Initial Closing, the Sellers will deliver (or cause to be delivered) to the Buyer the following:

                (i) A certificate of ST and a duly authorized officer of the Sellers, respectively, and the Subsidiaries, dated the Initial Closing Date, to the effect that the conditions specified in Section 8.2(a), Section 8.2(b) and
Section 8.2(c) have been satisfied;

                (ii) A bill of sale substantially in the form attached as Schedule E hereto (a "Bill of Sale"), duly executed by each of the Sellers, the Subsidiaries and ST Finance, with respect to the Initial Closing Purchased Assets and Initial Closing Assumed Liabilities;

                (iii) An Assignment and Assumption Agreement substantially in the form attached as Schedule F hereto (an "Assignment and Assumption Agreement"), duly executed by each of the Sellers, the Subsidiaries and ST Finance, with respect to the Initial Closing Purchased Assets and Initial Closing Assumed Liabilities;

                (iv)    [Intentionally Omitted];

                (v) Confidentiality and Non-Competition Agreements, duly executed by each of the persons listed in Section 4.2(a)(v) of the Disclosure Schedules, substantially in the form attached as Schedule B hereto, subject to
Section 8.2(d);

                (vi) A certificate duly executed by the Secretary or the competent corporate body of each of the Sellers and the Subsidiaries certifying as to the Organizational Documents of each of the Sellers and the Subsidiaries;

                (vii) (A) Certificates dated as of recent dates certifying the existence and good standing of each of the Non-DR Entities issued by the jurisdiction where it is organized, formed or created and (B) a Certification issued by the Chamber of Commerce and Production of Santo Domingo, Inc., stating that the DR Entities are duly recorded at the Mercantile Registry;

                (viii) A certificate duly executed by an executive officer of the Sellers and the Subsidiaries certifying that, based upon the Books and Records, and based on such executive's best estimate made in good faith, as of the Working Capital Calculation Date, the Sellers and the Subsidiaries have at least $42,600,000 in U.S. Cash and Working Capital is at least negative $2,400,000;

                (ix)    Affidavits of non-foreign status that comply with
Section 1445 of the Code, substantially in the form attached as Schedule I hereto (a "Non-Foreign Status Affidavit"), duly executed by ST and each Seller (other than Dialaround) that is not a foreign person under Sections 897 or 1445 of the Code;

                (x) A copy of the Dialaround Transition Services Agreement, duly executed by Dialaround;

                (xi) A legal opinion from regulatory counsel to the Sellers, substantially in the form attached as Schedule D hereto (the "Regulatory Legal Opinion"); and

                (xii) A legal opinion from, Headrick Rizik Alvarez & Fernandez, Dominican Republic counsel to the Sellers, substantially in the form attached as Schedule C hereto (the "DR Legal Opinion").

        (b) At the Dialaround Closing, the Sellers will deliver (or cause to be delivered) to the Buyer the following:

                (i) A certificate of ST and a duly authorized officer of the Sellers, respectively, and the Subsidiaries, dated the Dialaround Closing Date, to the effect that the conditions specified in Section 8.4(a) have been satisfied;

                (ii) A Bill of Sale, duly executed by Dialaround and ST Finance with respect to the Dialaround Assets and the Dialaround Assumed Liabilities;

                (iii) An Assignment and Assumption Agreement, duly executed by Dialaround and ST Finance with respect to the Dialaround Assets and the Dialaround Assumed Liabilities;

                (iv) Evidence of all consents required in connection with the assignment of the Dialaround Assets; and

                (v)     A Non-Foreign Status Affidavit, duly executed by
Dialaround.

        4.3     Closing Deliveries by the Buyer.

        (a) At the Initial Closing, the Buyer will deliver (or cause to be delivered) to the Sellers the following:

                (i) The Initial Closing Cash Amount and the Partnership Purchase Price (as such may be reduced pursuant to Section 3.1(b)(iii)) by wire transfer in immediately available funds to an account designated at least two
(2) Business Days prior to the Initial Closing Date by the Sellers in a written notice to the Buyer;

                (ii) The Security Account Amount by deposit of such amount in the Secured Account;

                (iii) A certificate of a duly authorized officer of the Buyer, dated the Initial Closing Date, to the effect that the conditions specified in
Section 8.3(a) and Section 8.3(b) have been satisfied;

                (iv) (A) A certificate dated as of a recent date certifying the existence and good standing of each of the Buyer, STi CC 1, and STi CC 2 issued by the jurisdiction where it is organized, formed or created and (B) a Certification issued by the Chamber of Commerce and Production of Santo Domingo, Inc., stating that DR Partnership is duly recorded at the Mercantile Registry;

                (v) An Assignment and Assumption Agreement, duly executed by the Buyer with respect to the Initial Closing Purchased Assets and the Initial Closing Assumed Liabilities;

                (vi) A copy of the Buyer Operating Agreement, duly executed by BEI; and

                (vii) A copy of the Dialaround Transition Services Agreement, duly executed by the Buyer;

                (viii) A copy of the Account Control Agreement, duly executed by the Buyer and BEI; (ix) A copy of the Pledge Agreement, duly executed by the Buyer and BEI;

                (x) Duly executed resale certificate(s) for purposes of all applicable sales Tax Laws; and

                (xi) A copy of the Registration Rights Agreement, substantially in the form attached as Exhibit B hereto (the "Registration Rights Agreement"), duly executed by the Buyer; and

                (xii) A copy of the Employment Agreement in the form attached as Schedule H hereto (the "Employment Agreement"), effective as of the Initial Closing Date, duly executed by the Buyer.

        (b) At the Dialaround Closing, the Buyer will deliver (or cause to be delivered) to the Sellers the following:

                (i)     The Dialaround Closing Buyer Purchase Price; and

                (ii) An Assignment and Assumption Agreement, duly executed by the Buyer with respect to the Dialaround Assets and the Dialaround Assumed Liabilities.

        4.4     Closing Deliveries by ST Finance.

        (a) At the Initial Closing, ST Finance will deliver (or cause to be delivered) to the Buyer the following:

                (i) A copy of the Buyer Operating Agreement, duly executed by ST Finance;

                (ii) A Non-Foreign Status Affidavit, duly executed by ST Finance; and

                (iii) A copy of the Registration Rights Agreement, duly executed by ST Finance.

        (b) At the Dialaround Closing, ST Finance will deliver (or cause to be delivered) to the Buyer the following:

                (i) A Bill of Sale, duly executed by ST Finance with respect to the Dialaround Assets and the Dialaround Assumed Liabilities;

                (ii) An Assignment and Assumption Agreement, duly executed by ST Finance with respect to the Dialaround Assets and the Dialaround Assumed Liabilities; and

                (iii) Evidence of all consents required in connection with the assignment of the Dialaround Assets.

        4.5 Initial Closing Deliveries by DR Entities. At the Initial Closing, DR Entities will deliver (or cause to be delivered) to DR Partnership the following:

        (a) A Bill of Sale, duly executed by DR Entities with respect to the Purchased DR Assets and the Assumed DR Liabilities; and

        (b) An Assignment and Assumption Agreement, duly executed by DR Entities with respect to the Purchased DR Assets and the Assumed DR Liabilities.

        4.6 Initial Closing Deliveries by DR Partnership. At the Initial Closing, DR Partnership will deliver (or cause to be delivered) to the DR Entities the following:

        (a) An Assignment and Assumption Agreement, duly executed by DR Partnership with respect to the Purchased DR Assets and the Assumed DR Liabilities.

        4.7 Initial Closing Deliveries by ST. At the Initial Closing, ST will deliver (or cause to be delivered) to the Buyer the following:

        (a)     A copy of the Account Control Agreement, duly executed by ST;

        (b)     A copy of the Pledge Agreement, duly executed by ST;

        (c) A copy of the Employment Agreement, effective as of the Initial Closing Date, duly executed by ST.

5.      REPRESENTATIONS AND WARRANTIES OF ST AND THE SELLERS.

        ST and each of the Sellers hereby, jointly and severally, represent and warrant to the Buyer, DR Partnership and BEI, as of the date of this Agreement and as of (i) the Initial Closing Date and, (ii) solely with respect to the Business and Purchased Assets consisting of the Dialaround Assets (and not with respect to any of the Business and the Purchased Assets sold or transferred at the Initial Closing), the Dialaround Closing Date (it being acknowledged and agreed that as of the Dialaround Closing Date, references in Section 5 to the Initial Closing Date shall be deemed to be references to the Dialaround Closing Date and references to the Initial Closing shall be deemed to be references to the Dialaround Closing), as follows:

        5.1 Organization, Authority and Qualification of the Sellers and the Subsidiaries. Each of the Sellers and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all the requisite power and authority to own, lease or otherwise hold its Assets as they are currently owned, leased or held. True and correct copies of the certificates or articles of incorporation, organization, formation or partnership or similar documents filed on behalf of each of the Sellers and the Subsidiaries with Governmental Authorities in the jurisdictions of their respective organization, and of the related by-laws, limited liability agreements, operating agreements or partnership agreements or similar documents (collectively, the "Organizational Documents") have been delivered by the Sellers to the Buyer.

        5.2 Qualification to Do Business. Each of the Sellers and its Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company, or other equivalent, as the case may be, and, if applicable, is in good standing, in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or, if applicable, in good standing, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        5.3     Power and Authority of the Sellers.

        (a) ST and the Sellers have all requisite power and authority to execute and deliver, to perform their respective obligations under, and to consummate the transactions contemplated by, this Agreement and all other documents and instruments to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") to which ST or the Sellers is a party. The execution and delivery by ST and the Sellers of, the performance by ST and the Sellers of their respective obligations under, and the consummation by ST and the Sellers of the transactions contemplated by, this Agreement and the Transaction Documents to which ST or the Sellers is a party have been duly authorized by all requisite action on the part of ST and the Sellers. This Agreement is, and when executed and delivered by ST and the Sellers, the other Transaction Documents to which ST and the Sellers is a party will be, the legal, valid and binding obligations of ST and the Sellers, enforceable against ST and the Sellers in accordance with their respective terms, except insofar as enforceability may be affected by the Enforceability Exception. ST and the Sellers shall have presented, prior to or on the Initial Closing Date, a resolution from the competent corporate body of the DR Entities that separately and expressly (i) authorizes the sale of the Purchased DR Assets in compliance with the terms and conditions of this

Agreement and (ii) concedes ST or a Seller, as the case may be, is the necessary proxy for the signature of this Agreement.

        (b) Except as disclosed on Section 5.3(b) of the Disclosure Schedules, ST owns, directly or indirectly, all of the outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of the Sellers and the Subsidiaries beneficially and of record, in each case, free and clear of any Encumbrances other than Permitted Encumbrances.

        5.4     Consents; No Conflict.

        (a) The execution and delivery by ST and the Sellers, the performance of ST and the Sellers under, and the consummation by the Sellers of the transactions contemplated by, this Agreement and the Transaction Documents to which ST or the Sellers is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Person, except (i) as described in Section 5.4 of the Disclosure Schedules, (ii) the notification requirements of the HSR Act and
(iii) filings required under, and compliance with other applicable rules, regulations and requirements of, the Government Regulators set forth on Section
5.4 of the Disclosure Schedules (collectively, the "Required Consents").

        (b) Assuming that all Required Consents have been obtained or performed, the execution and delivery by ST and the Sellers, the performance of ST and the Sellers under, and the consummation by the Sellers of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Sellers is a party do not and will not: (a) violate any provision of the Organizational Documents; (b) violate any Law or any order, judgment or decree of any court or other governmental or regulatory authority applicable to ST or the Sellers or any of the Subsidiaries; or (c) (i) violate, conflict with or constitute (with due notice or lapse of time or both) a breach of or default under, (ii) permit or result in the termination, suspension or modification of,
(iii) result in the acceleration of (or give any Person the right to accelerate) the performance of ST, the Sellers or any Subsidiary under, or (iv) result in the creation or imposition of any Encumbrance under, any Contract or instrument to which any of the Sellers or their Subsidiaries is a party or is bound to or, evidencing any of the Assets, or any Contract or instrument by which any of the Assets is bound or affected, except for purposes of this clause (c) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, accelerations and Encumbrances as would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

        5.5     Assets.

        (a) Each of the Sellers and the Subsidiaries own or has good and valid title to each of the Purchased Assets free and clear of all Encumbrances except Permitted Encumbrances not to exceed $3,000,000 in the aggregate. Other than with respect to Permitted Encumbrances, there are no instruments and documents necessary to release any and all Encumbrances on the Purchased Assets, including UCC financing statement amendments or termination statements.

        (b) The Purchased Assets constitute all of the properties used in or held for use or useful to in the Business and, to the Best of the Sellers' Knowledge, are in good repair and working order and are sufficient for the Buyer to conduct the Business from and after the Initial Closing Date without interruption and in the ordinary course of business, consistent with past practices, as it has been conducted by the Sellers and the Subsidiaries. Except as set forth on Section 5.5(b) of the Disclosure Schedules, neither the Sellers nor their Subsidiaries have sold or otherwise transferred any assets material to the ongoing operations, including planned future operations, of the Sellers or such Subsidiary since December 31, 2005 other than in the ordinary course of business, consistent with past practices.

        5.6     Licenses.

        (a) The attached Section 5.6 of the Disclosure Schedules contains a complete listing of all approvals, authorizations, permits, certificates and licenses issued by Governmental Regulators to the Sellers and any of their Subsidiaries and all pending applications therefor (the "Company Regulatory Licenses"). True and complete copies of all Company Regulatory Licenses which exist in a tangible form have been provided to or made available to the Buyer by the Sellers. Each of the Sellers and their Subsidiaries is in compliance with the terms and conditions of their respective Company Regulatory License(s) and has not received notice that it is currently in violation of any of the terms or conditions of such Company Regulatory License(s). Each of the Company Regulatory Licenses is valid and in full force and effect. The Sellers and/or their Subsidiaries, as the case may be, validly holds the Company Regulatory Licenses except as indicated on Section 5.6 of the Disclosure Schedules and has taken all necessary action to maintain such Company Regulatory Licenses. No loss, revocation, non-renewal, cancellation, condition or other placement of restrictions on, modification, or expiration of any of such Company Regulatory Licenses is pending or, to the Best of the Sellers' Knowledge, foreseeable other than expiration in accordance with the terms thereof. The Sellers or their Subsidiaries, as applicable, have sought to renew the Company Regulatory Licenses in the normal course, to the extent that renewal of the Company Regulatory Licenses is required. No agreement has been entered into by the Sellers or any of their Subsidiaries with respect to the Company Regulatory Licenses, and to the Best of the Sellers' Knowledge, no event has occurred that permits or after notice or lapse of time would result in any impairment of the rights of the Sellers or any of their Subsidiaries with respect to such Company Regulatory Licenses, including but not limited to the revocation, cancellation, suspension, non-renewal, imposition of any condition or other placement of restrictions on, or modification of, any of the Company Regulatory Licenses. Other than the Company Regulatory Licenses, there are no other regulatory licenses or authorizations necessary for the Sellers and the Subsidiaries to conduct their business operations or hold any of their respective assets. No notices have been received by and no claims have been filed against the Sellers or any of its Subsidiaries alleging their failure to hold any requisite and material permits, regulatory approvals, licenses and other authorizations.

        (b) The operations of the Sellers and their Subsidiaries are in material compliance with the terms and conditions of the Company Regulatory Licenses and with the Laws and policies promulgated by the Governmental Authorities, including, without limitation, the obligations of the Sellers and their Subsidiaries to pay Regulatory Surcharges applicable to the Business, and comply with the provisions of the Communications Assistance for Law Enforcement Act, and the obligations arising pursuant to the FCC's rules and regulations for the safeguarding of customer proprietary network information (the "Communications Laws"). The Sellers and their Subsidiaries maintain on file with the Governmental Regulators all required tariffs and the service offerings of the Sellers and their Subsidiaries are provided in accordance with such tariffs.

        (c) Except as set forth on Section 5.6 of the Disclosure Schedules, to the Best of the Sellers' Knowledge, there are no unresolved customer complaints (formal or informal) against the Sellers or any of their Subsidiaries pending before any of the Governmental Regulators that would have a Material Adverse Effect on the Sellers.

        5.7     Contracts.

        (a) Set forth on Section 5.7 of the Disclosure Schedules is a true, correct and complete list of all Contracts that are material to the Sellers (each, a "Material Contract") including:

                (i) Contracts between (A) the Sellers or any Subsidiaries and (B) the Sellers and/or any Affiliates, current or former employees or directors (or any Affiliates of any of the foregoing) of the Sellers or Subsidiaries;

                (ii) Any Contracts relating to indebtedness for borrowed money or other financing transactions;

                (iii) Mortgages, pledges, security agreements, deeds of trust, conditional sale or title retention agreements, indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money agreements or other documents granting an Encumbrance (other than Permitted Encumbrances) on any Asset or the incurrence, assumption or guarantee of any Indebtedness;

                (iv) Contracts that provide for a payment (including any bonus payment) or that the terms and conditions that would otherwise govern the relationship of the parties thereto will be altered, upon a change of control of any of the Sellers or any Subsidiaries or the sale of assets of any of the Sellers or any Subsidiaries;

                (v)     Contracts with any Governmental Authority;

                (vi) Contracts containing covenants which restrict any of the Sellers or the Subsidiaries from engaging in any business or in any geographical area or containing any prohibition on the disclosure of confidential information in the possession of the Sellers or any Subsidiaries or any exclusivity provision with respect to any business or geographic area;

                (vii) Contracts with any labor union or association representing any employee of any of the Sellers or any of the Subsidiaries;

                (viii) Contracts for the sale of any of the assets of any of the Sellers or any of the Subsidiaries other than in the ordinary course of business, consistent with past practices, or for the grant to any Person of any preferential rights to purchase any of its assets;

                (ix) Contracts for joint ventures, strategic alliances, partnerships, licensing arrangements, or sharing of profits or proprietary information;

                (x) Contracts relating to the acquisition (by merger, purchase of stock or assets or otherwise) by any of the Sellers or any of the Subsidiaries of any operating business or material assets or the capital stock of any other Person;

                (xi) all Contracts obligating any of the Sellers or any of the Subsidiaries to provide or obtain products of services for a period of one year or more or requiring the Sellers to purchase or sell a stated portion of its requirements or outputs;

                (xii) Contracts under which any of the Sellers or any of the Subsidiaries has made, or is obligated to make, advances or loans to any other Person;

                (xiii) Contracts providing for severance, retention, change in control, deal bonus or other similar payments;

                (xiv) Contracts for the employment of any individual on a full-time, part-time or consulting or other basis;

                (xv) management Contracts and Contracts with independent contractors or consultants (or similar arrangements) that are not cancelable without penalty or further payment and without more than 30 days' notice;

                (xvi) outstanding Contracts of guaranty, surety or indemnification, direct or indirect, by the Sellers or any of the Subsidiaries;

                (xvii) all "Employee Benefit Plans," as defined in Section 5.18(a);

                (xviii) Contracts (or group of related Contracts) which involve the expenditure of more than $200,000 annually or $500,000 in the aggregate, in each case which are not terminable upon 30 days notice, or require performance by any party more than one year from the date hereof; and

                (xix) Contracts that are otherwise material to the Sellers and the Subsidiaries, including each of the agreements with the competitive local exchange carriers (the "CLEC Agreements"); such CLEC Agreements are annexed to
Section 5.7 of the Disclosure Schedules.

        (b) The Sellers have delivered to the Buyer true and complete copies of each Material Contract. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Material Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of the applicable Sellers or Subsidiary, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies ("Enforceability Exceptions") and (ii) none of the Sellers or the Subsidiaries are, and, to the Best of the Sellers' Knowledge, no other party thereto is, in breach or default of any material terms or conditions thereunder. Each of the Sellers and the Subsidiaries has performed in all material respects all obligations required to be performed by it to date under, and is not in material default under, any Contract to which it is a party and, to the Best of the Sellers' Knowledge, no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Best of the Sellers' Knowledge, no other party to any Contract is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, subject to the receipt of the Required Consents. The Sellers and the Subsidiaries have good and valid title to the Material Contracts, free and clear of all Encumbrances other than Permitted Encumbrances.

        5.8     Real Property.

        (a)     None of the Sellers nor any of the Subsidiaries own any Real
Property.

        (b) Section 5.8(b) of the Disclosure Schedules is a true, correct and complete list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Sellers or the Subsidiaries use or occupy, or have the right to use or occupy, any Real Property (the land, buildings and other improvements covered by the Real Property Leases are referred to herein as the "Leased Real Property"). The Sellers have heretofore made available to the Buyer true, correct and complete copies of each of the Real Property Leases. The Sellers or the Subsidiaries hold good and valid leasehold interests to the Leased Real Property, in each case subject to the provisions of the applicable Real Property Lease. To the Best of the Sellers' Knowledge, each Real Property Lease is valid, binding and enforceable and in full force and effect, subject to the Enforceability Exception. To the Best of the Sellers' Knowledge, no default or circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a material default by the Sellers or any Subsidiaries under any Real Property Lease, or by any other party to any Real Property Lease.

        5.9 Environmental Matters. Except as would not, in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) the Sellers or its Subsidiaries, or to the Best of the Sellers' Knowledge, any Real Property, are not subject to any outstanding Environmental Claims, including but not limited to orders, consents or decrees arising under any Environmental Laws and currently complies with applicable Environmental Laws; (b) property operated by the Seller or its Subsidiaries has not been used by the Sellers or its Subsidiaries for the generation, storage, discharge or disposal of any Hazardous Substances except as permitted under applicable Environmental Laws; (c) there are no investigations of the Business or of leased Real Property of the Sellers or its Subsidiaries pending or, to the Best of the Sellers' Knowledge, threatened, which could lead to an Environmental Claim under Environmental Laws;
(d) no claim is pending or, to the Best of the Sellers' Knowledge, threatened against the Sellers or its Subsidiaries or any property leased by the Sellers, alleging, with respect to the Business, that the Sellers or its Subsidiaries may be in violation of any Environmental Law or may have any liability under any Environmental Law; (e) the transactions contemplated hereunder do not require the consent of or filings with any Governmental Body with jurisdiction over the Sellers or its Subsidiaries regarding environmental matters, including any Environmental Permits; (f) no facts, circumstances or conditions exist with respect to the Sellers or its Subsidiaries or any Real Property currently or formerly owned or leased by the Sellers that would reasonably be expected to result in the Sellers or its Subsidiaries incurring liabilities under Environmental Laws and (g) the Sellers or their Subsidiaries have made available for inspection by the Buyer copies of all environmental reports, assessments, investigations, or correspondence in the possession, custody or control of the Sellers or their Subsidiaries.

        5.10    Compliance with Laws. Except as set forth in Section 5.6 and
Section 5.9, the Sellers and the Subsidiaries have each conducted and continue to conduct the Business in accordance with all other Laws applicable to the Sellers or the Subsidiaries or the Assets or the Business, and neither any of the Sellers nor the Subsidiaries is in violation of any such other Law, except, in each case, for violations the existence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        5.11    Intellectual Property.

        (a) Section 5.11(a) of the Disclosure Schedules sets forth an accurate and complete list of all Patents, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights, and pending applications for registration of Copyrights included in the Purchased Intellectual Property. Section 5.11(a) of the Disclosure Schedules lists (i) the jurisdictions in which each such item of Purchased Intellectual Property has been issued, registered, otherwise arises or in which any such application for such issuance and registration has been filed and (ii) the registration or application date, as applicable. For each item of Purchased Intellectual Property (registrations and applications) listed or required to be listed in Section 5.11(a) of the Disclosure Schedule, all necessary registration, prosecution, maintenance, and renewal fees due and payable between Initial Closing and within 60 days following the Initial Closing Date have been made or will be made prior to the Initial Closing, and all necessary documents and certificates in connection therewith have been filed or will be filed prior to the Initial Closing with the relevant patent, copyright, trademark, or other authority in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Intellectual Property.

        (b) Except as disclosed in Section 5.11(b) of the Disclosure Schedules, a Seller or a Subsidiary is the sole and exclusive owner of all right, title and interest in and to all of the Purchased Intellectual Property and each of the Copyrights in any works of authorship prepared by or for a Seller or a Subsidiary that resulted from or arose out of any work performed by or on behalf of a Seller or a Subsidiary or by any employee, officer, consultant or contractor of any of them. To the Best of the Sellers' Knowledge, a Seller or a Subsidiary, as applicable, is the sole and exclusive owner of, or has valid and continuing rights to use, sell and license, as the case may be, all other Purchased Intellectual Property as the same is used, sold and licensed in the Business as presently conducted and proposed to be conducted, free and clear of all Encumbrances or obligations to others, except as disclosed in Section 5.11(b) of the Disclosure Schedules.

        (c) The Purchased Intellectual Property, the manufacturing, licensing, marketing, importation, offer for sale, sale or use of any products and services in connection with the Business as presently and as currently proposed to be conducted, and the present and currently proposed business practices, methods and operations of the Sellers and the Subsidiaries, to the Best of the Sellers' Knowledge, do not infringe, constitute an unauthorized use of, misappropriation or violate any Copyright, Mark, Patent, Trade Secret or other similar right of any Person and, to the Best of the Sellers' Knowledge, do not infringe, constitute an unauthorized use of, misappropriate, dilute or violate any other Intellectual Property or other right of any Person (including pursuant to any non-disclosure agreements or obligations to which any of the Sellers or any of the Subsidiaries or any of their Employees or Former Employees is a party). The Intellectual Property included in the Purchased Assets and the Intellectual Property Licenses constitute all of the Intellectual Property and Technology necessary and sufficient to enable the Sellers and the Subsidiaries to conduct the Business in the manner in which such Business is currently being conducted and proposed to be conducted. None of the Sellers nor any of their Subsidiaries have received written notice of any allegations, claims, or threats pertaining to any of the foregoing, any written communications from any other Person asserting any of the foregoing, any written communications from any other Person inviting license discussions regarding any of the foregoing, or any written exposure assessments or opinions performed by or provided to the Sellers or any of their Subsidiaries regarding any of the foregoing, that have made against or that have involved the Sellers or any of their Subsidiaries.

        (d) Except as set forth in Section 5.11(d) of the Disclosure Schedule, to the extent that any Purchased Intellectual Property or Purchased Technology has been developed or created by a third party for a Seller or any of the Subsidiaries and is currently used in the Business, such Seller or the relevant Subsidiary has a Contract with the third party with respect thereto, and the Seller and/or the relevant Subsidiary thereby has obtained ownership of, or has a valid license or other rights to use pursuant to a Contract substantially in the form disclosed in Section 5.11(d) of the Disclosure Schedule, all such Intellectual Property or Technology.

        (e) Except with respect to licenses of commercial off-the-shelf Software available on reasonable terms for an annual license fee, per license, of no more than $25,000, and except pursuant to the Intellectual Property Licenses listed in Section 5.11(e) of the Disclosure Schedules, none of the Sellers or any of the Subsidiaries are required, obligated, or under any liability whatsoever, to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to, any Purchased Intellectual Property or Purchased Technology, or any other Person, with respect to the use thereof or in connection with the conduct of the Business as currently conducted or proposed to be conducted.

        (f) Section 5.11(f) of the Disclosure Schedules sets forth a complete and accurate list of all Contracts (i) to which any Seller or any Subsidiary is a party (A) granting any Intellectual Property License, (B) containing a covenant not to compete or otherwise limiting its ability to (x) exploit fully any of the Purchased Intellectual Property or (y) conduct the Business in any market or geographical area or with any Person or (ii) to which any Seller or any Subsidiary is a party containing an agreement to indemnify any other Person against any claim of infringement, unauthorized use, misappropriation, dilution or violation of Intellectual Property. The Sellers have delivered to the Buyer true, correct and complete copies of each Contract set forth on Section 5.11(f) of the Disclosure Schedules together with all amendments, modifications or supplements thereto.

        (g) Each of the Intellectual Property Licenses is in full force and effect and is the legal, valid and binding obligation of the Sellers and/or the Subsidiaries, enforceable against them in accordance with its terms, subject to Enforceability Exceptions. None of the Sellers or any Subsidiary is in default under any Intellectual Property License, nor, to the Best of the Sellers'

Knowledge, is any other party to an Intellectual Property License in default thereunder, and, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. No party to any of the Intellectual Property Licenses has exercised any termination rights with respect thereto. The Sellers and the Subsidiaries have, and will transfer to the Buyer at the Initial Closing, good and valid title to the Intellectual Property Licenses, free and clear of all Encumbrances other than Permitted Encumbrances. The Sellers have delivered or otherwise made available to the Buyer true, correct and complete copies of all of the Intellectual Property Licenses, together with all amendments, modifications or supplements thereto.

        (h) Except as set forth on Section 5.11(h) of the Disclosure Schedules, no Trade Secret material to the Business as presently conducted and proposed to be conducted has been authorized to be disclosed or has been actually disclosed by the Sellers or any Subsidiary to any of their Former Employees, Employees or any third Person other than pursuant to a non-disclosure agreement restricting the disclosure and use of the Purchased Intellectual Property. Except as set forth on Section 5.11(h) of the Disclosure Schedules, the Sellers and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all the Trade Secrets included in the Purchased Intellectual Property and any other non-public, proprietary information included in the Purchased Technology, which measures, to the Best of the Sellers' Knowledge, are reasonable in the industry in which the Business operates. Except as set forth on Section 5.11(h) of the Disclosure Schedules, each current and former Employee, contractor and consultant of the Sellers and the Subsidiaries has entered into a written non-disclosure in a form reasonably acceptable to them and provided to the Buyer prior to the date hereof. To the Best of the Sellers' Knowledge, Sellers, their Subsidiaries, or any Employee or consultant of the Sellers or their Subsidiaries have not caused any of the Sellers' or any of their Subsidiaries' Trade Secrets to become part of the public knowledge or literature, nor has the Sellers, their Subsidiaries, or, to the Best of the Sellers' Knowledge, any of the Employees or consultants of the Sellers or their Subsidiaries, permitted any such Trade Secrets to be used, divulged or appropriated for the benefit of Persons to the material detriment of the Sellers or any of their Subsidiaries.

        (i) Except as set forth on Section 5.11(i) of the Disclosure Schedules, as of the date hereof, none of the Sellers or any of the Subsidiaries are the subject of any pending or, to the Best of the Sellers' Knowledge, threatened Legal Proceedings which involve a claim of infringement, unauthorized use, misappropriation, dilution or violation by any Person against the Sellers or any of the Subsidiaries or challenging the ownership, use, validity or enforceability of any Purchased Intellectual Property or Intellectual Property License. None of the Sellers or any of the Subsidiaries have received written (including by electronic mail) notice of any such threatened claim and, to the Best of the Sellers' Knowledge, there are no facts or circumstances that would form the basis for any such claim or challenge. To the Best of the Sellers' Knowledge, the Purchased Intellectual Property, and all of the Sellers' and the Subsidiaries' rights in and to the Purchased Intellectual Property, are valid and enforceable.

        (j) To the Best of the Sellers' Knowledge, no Person is infringing, violating, misusing or misappropriating any Purchased Intellectual Property or Intellectual Property License, and no such claims have been made against any Person by the Sellers or any of the Subsidiaries. None of the Sellers or any of their Subsidiaries have made any allegations, claims, or threats against any

Person alleging infringement, misappropriation, or other violation of any Purchased Intellectual Property or any of the Sellers' or its Subsidiaries' exclusive rights to any Intellectual Property License.

        (k) There are no Orders to which the Sellers or any of the Subsidiaries is a party or by which they are bound which restrict, in any material respect, any rights to any Purchased Intellectual Property.

        (l) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Buyer's right to own or use any of the Purchased Intellectual Property.

        (m) No Employee or Former Employee of the Sellers or any of the Subsidiaries has any right, title or interest, directly or indirectly, in whole or in part, in any material Purchased Intellectual Property. To the Best of the Sellers' Knowledge, no Employee or Former Employee of the Sellers or any of the Subsidiaries engaged in the Business is, as a result of or in the course of such employee's, consultant's or independent contractor's engagement, in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement.

        (n) Section 5.11(n) of the Disclosure Schedules sets forth a complete and accurate list of (i) all Software included in the Purchased Technology owned exclusively by the Sellers and the Subsidiaries that is material to the operation of the Business and (ii) all other Software used in the Business that is not exclusively owned by the Sellers and the Subsidiaries, excluding commercial-off-the-shelf Software available on reasonable terms for an annual license fee, per license, of no more than $25,000.

        (o) Section 5.11(o) of the Disclosure Schedule contains a true and complete list of all Open Source Software used by the Sellers or any of their Subsidiaries, along with the applicable version number of such software. To the Best of the Sellers' Knowledge, except as listed in Section 5.11(o) of the Disclosure Schedule, no Open Source Software constitutes a component of, has been included, incorporated or embedded into, or made a part of, any of the Proprietary Computer Systems or otherwise requires the contribution of any portion of the Proprietary Computer Systems to any Person, including to the open source software community.

        (p) The Purchased Intellectual Property does not include any registrations or applications that would require duly executed assignments of the registrations and applications to be recorded by filing any documentation or otherwise with or in the U.S. Patent and Trademark Office, U.S. Copyright Office or equivalent foreign agency, as applicable.

        5.12    Tangible Personal Property.

        (a) The Sellers and the Subsidiaries have good and marketable title to all of the items of tangible personal property used in the business of the Sellers and the Subsidiaries (except as sold or disposed of subsequent to the date thereof in the ordinary course of business, consistent with past practices, and not in violation of this Agreement), free and clear of any and all Encumbrances, other than the Permitted Encumbrances. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Sellers and the Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

        (b) Section 5.12(b) of the Disclosure Schedules sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $50,000 used in the Business or to which the Sellers or any of the Subsidiaries is a party or by which the properties or assets of the Sellers or any of the Subsidiaries is bound. To the Best of the Sellers' Knowledge, all of the items of personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease. The Sellers have delivered to the Buyer true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

        (c) The Sellers and each of the Subsidiaries have a valid and enforceable leasehold interest under each of the Personal Property Leases under which it is a lessee. Each of the Personal Property Leases is in full force and effect and neither the Sellers nor any Subsidiary has received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Sellers or any Subsidiary under any of the Personal Property Leases and, to the Sellers' Best Knowledge, no other party is in default thereof, and no party to the Personal Property Leases has exercised any termination rights with respect thereto.

        5.13 Financial Statements. (a) The Sellers have delivered to the Buyer true, correct and complete copies of the combined audited financial statements of the Sellers and the Subsidiaries including the balance sheets and statements of operations and cash flows as of and for the three year period ended December 31, 2005 (the "Audited Financial Statements").

        (b) The Sellers have delivered to the Buyer true, correct and complete copies of the combined unaudited financial statements of the Sellers and the Subsidiaries, including the balance sheet and statements of operations and cash flows as of and for the nine-month period ended September 30, 2006 (the "Unaudited Financial Statements" and, collectively with the Audited Financial Statements, the "Financial Statements").

        (c) The Financial Statements are complete and correct in all material respects and have been prepared from, and are in accordance with, the Books and Records, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto and except, in the case of the Unaudited Financial Statements, for normal and recurring year-end adjustments and the absence of footnote disclosure), and fairly present the financial position and the results of operations and cash flows (and changes in financial position, if any) of each of the Sellers and each of the Subsidiaries as of the times and for the periods referred to therein.

        (d) All Books and Records and accounts of the Sellers and the Subsidiaries are accurate and complete in all material respects, and are maintained in all material respects in accordance with all applicable Laws.

        5.14    Accounts and Notes Receivable and Payable.

        (a) All accounts and notes receivable of the Sellers and the Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practices and are payable on ordinary trade terms. All accounts and notes receivable of the Sellers and the Subsidiaries reflected on the Quarterly Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts and notes receivable of the Sellers and the Subsidiaries arising after the Reference Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. None of the accounts or the notes receivable of the Sellers or any of the Subsidiaries (i) are subject to any setoffs or counterclaims or (ii) represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

        (b) All accounts payable of the Sellers and the Subsidiaries reflected in the Quarterly Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business, consistent with past practices, and have been paid or are not yet due and payable.

        5.15 Conduct in the Ordinary Course; Absence of Material Adverse Effect. For the period of time beginning on the Reference Balance Sheet Date and ending on the date hereof, except as disclosed in the Disclosure Schedules, the Sellers and the Subsidiaries have conducted their respective business obligations in the ordinary course of business consistent with past practice and the Business has been conducted in the ordinary course and consistent with past practice.

        (a) Except as set forth on Section 5.15 of the Disclosure Schedules, since the Reference Balance Sheet Date, there has not been:

                (i)     any Material Adverse Effect;

                (ii) any material loss, damage, destruction or other casualty to the assets or properties of any of the Sellers or any of the Subsidiaries (other than any for which insurance awards have been received or guaranteed); or

                (iii) any change in any method of accounting or accounting practice, policy or principle of any of the Sellers or any of their Subsidiaries, except as required by modifications to GAAP, applicable law or regulations, or as otherwise required by the Public Sellers Accounting Oversight Board or any other agency or body with authority over accounting practice.

        (b)     Since the Reference Balance Sheet Date, except as set forth in
Section 5.15 of the Disclosure Schedules hereto or as otherwise expressly permitted by the terms of this Agreement, none of the Sellers or any of the Subsidiaries has:

                (i) issued or sold any shares of any class of their capital stock, or any securities convertible into or exchangeable for any such shares, or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares;

                (ii) modified a material term of any existing Contract, Personal Property Lease or Real Property Lease, or entered into any Contract, other than individual telecommunications circuits commitments and agreements entered into in the ordinary course of their business, and involving (x) an expenditure of more than $250,000 in each case, or (y) any Contract that, pursuant to its terms, is not cancelable by the Sellers or the Subsidiaries without penalty on less than 30 days' notice;

                (iii) received any notice, whether written, oral or otherwise, of the cancellation of the account or Contract of any customer, who generated for the Sellers and their Subsidiaries aggregate revenue in excess of $3,000,000 during the prior year;

                (iv)    amended any of their Organizational Documents;

                (v) incurred any material Liability except in the ordinary course of their business, consistent with past practice;

                (vi) failed to discharge or satisfy, when due, if applicable, any material Encumbrance or pay or satisfy when due any material Liability, other than Liabilities being contested in good faith or Permitted Encumbrances;

                (vii) changed their policy or practice with respect to the timing of the collection or payment of their accounts receivable or accounts payable or otherwise changed their policy or practice with respect to accounting matters, accruals and/or reserve estimates or changed their operating plan or practice with respect to capital expenditures or other cash disbursements which would be reflected as adjustments to cash flow from operations in a GAAP financial statement except as required by GAAP;

                (viii) mortgaged, pledged or subjected to any Encumbrance any of their material assets, properties or rights, except for Permitted Encumbrances;

                (ix) changed any accounting or Tax reporting principles, methods or policies;

                (x) made or rescinded any election relating to Taxes or settled or compromised any claim relating to Taxes;

                (xi) sold or transferred any of their material assets or canceled any material debts or claims or waived any material rights, except in the ordinary course of their business, consistent with past practice;

                (xii) made or committed to make any capital expenditures or capital additions or betterments in excess of $250,000 individually or $2,000,000 in the aggregate;

                (xiii) granted any license or sublicense of any rights under or with respect to any Intellectual Property owned by any of the Sellers or any of the Subsidiaries except in the ordinary course of business, consistent with past practices;

                (xiv) modified its business practices in a manner that would cause the gross profit margins of the prepaid calling card business to be less than 13.5%;

                (xv) entered into any Contract with distributors of prepaid cards other than standard purchase orders, including any Contract to change material terms in the future;

                (xvi)   defaulted on any material obligation; or

                (xvii) entered into any agreement or made any commitment to do any of the foregoing.

        5.16 Legal Proceedings. Except as disclosed in Section 5.16(a) of the Disclosure Schedules, there is no judgment or order outstanding, or any action, suit, complaint, proceeding or, to the Best of the Sellers' Knowledge, investigation, by or before any Governmental Authority or any arbitrator pending, or to the Best of the Sellers' Knowledge, threatened, against all or any part of the Business, or to which the Sellers or any of the Subsidiaries is otherwise a party. Except as disclosed in Section 5.16(b) of the Disclosure Schedules, there are no claims, actions, suits, proceedings or, to the Best of the Sellers' Knowledge, investigations, pending or, to the Best of the Sellers' Knowledge, threatened, by or before any Governmental Authority, or any arbitrator, by or against the Sellers or any of the Subsidiaries, which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement or declare unlawful the transactions or events contemplated by this Agreement or cause any of such transactions to be rescinded.

        5.17    Taxes; Tax Returns.

        (a) (i) All material Tax Returns required to be filed by or on behalf of the Sellers or the Subsidiaries on or before the Initial Closing Date have been or will be duly and timely filed with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are, or will be, true, complete and correct in all material respects, (ii) all material Taxes due and payable by or on behalf of the Sellers or the Subsidiaries on or before the Initial Closing Date (after giving effect to any valid extensions of time in which to pay such Taxes) have been, or will be fully and timely paid on or before the Initial Closing Date, except as set forth on Section 5.17 of the Disclosure Schedules, and (iii) no waivers of statutes of limitation have been given or requested with respect to any Tax Return required to be filed on or before the Initial Closing Date by or on behalf of the Sellers or the Subsidiaries.

        (b) All material Taxes required to be withheld, collected or paid to a relevant Governmental Authority by a Seller or Subsidiary on or before the Initial Closing Date have been or will be timely withheld, collected or paid to a relevant Governmental Authority on or before the Initial Closing Date, except as set forth on Section 5.17 of the Disclosure Schedules.

        (c) None of the Sellers and the Subsidiaries has engaged in any "reportable transactions" as defined in Treasury Regulation Section 1.6011-4(b).

        (d) No material adjustment or deficiency relating to any of such Tax Returns or otherwise, has been proposed in writing by any Governmental Authority and, to the Best of the Sellers' Knowledge, no claim has been made by any Governmental Authority in a jurisdiction where Tax Returns are not filed by or on behalf of the Seller or Subsidiary that such Seller or Subsidiary is or may be subject to taxation by that jurisdiction.

        (e) Except as set forth on Section 5.17 of the Disclosure Schedules, with respect to all Taxes of each Seller or Subsidiary (i) there is not currently in effect any extension or waiver by the Seller or Subsidiary of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax, (ii) there are no administrative proceedings or lawsuits pending or being contemplated against the Purchased Assets or the Seller or Subsidiary with respect by any Governmental Authority, (iii) there are no liens for any material Taxes on any Purchased Assets and (iv) no claim has been made against any Seller or Subsidiary by any Governmental Authority in a jurisdiction.

        (f) Each Seller or Subsidiary has in custody copies of all material Tax Returns filed for periods with respect to which any statute of limitations is still open, and related supporting materials and records, and, beginning on or after the Initial Closing, shall cooperate with the Buyer or DR Partnership, as appropriate, including by furnishing to the Buyer or DR Partnership such documents and information as the Buyer or DR Partnership deems reasonably necessary or appropriate, so as to enable the Buyer or the DR Partnership to properly and timely prepare and file Tax Returns and related forms with appropriate Governmental Authorities with respect to the transactions contemplated herein or the Purchased Assets.

        (g) Section 5.17 of the Disclosure Schedules lists, for each Seller and each Subsidiary, each type of Tax paid and each type of Tax Return filed, by jurisdiction, by or on behalf of such Seller or the Subsidiary.

        (h) Except as set forth on Section 5.17 of the Disclosure Schedules, no issue has been raised by a Governmental Authority in any prior examination of the Sellers or the Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

        (i) None of the Purchased Assets is a "United States real property interest" within the meaning of Section 897(c)(1) of the Code.

        (j) The Purchased Assets were not owned, nor was the Business formed, prior to January 1, 2000.

        (k) The Sellers and the Subsidiaries have complied with all of their tax obligations towards the tax authorities of the Dominican Republic, directly or indirectly related to the operation of the DR Entities.

        5.18    Employment Matters.

        (a) As used herein, the term "Employee Benefit Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of ERISA ("Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by the Sellers, or any of their affiliates, to the extent such affiliate is described in Code Section 414(b), (c) or (m) and corresponding Treasury Regulations (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound, or (iii) with respect to which any Controlled Group Member has made any payments, contributions or commitments or may otherwise have any liability (whether or not such Controlled Group Member still maintains such Employee Benefit Plan). Each Employee Benefit Plan is listed on Section 5.18 of the Disclosure Schedules.

        (b) No Controlled Group Member sponsors, maintains or has established any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Code section 4980B or
Section 601 (et seq.) of ERISA ("COBRA"), or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

        (c) Each Employee Benefit Plan complies in all material respects with the applicable requirements of ERISA, the Code and any other applicable law governing such Employee Benefit Plan, and each Employee Benefit Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Employee Benefit Plan which is intended to be qualified is qualified under Code section 401(a), has received a favorable determination letter from the Internal Revenue Service ("IRS") stating that such Employee Benefit Plan meets the requirements of Code section 401(a) and that the trust associated with such Employee Benefit Plan is tax-exempt under Code section 501(a) and no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and 501(a) of the Code, respectively. Except as set forth on
Section 5.18(c) of the Disclosure Schedules, no lawsuits, claims or complaints to, or by, any person or governmental entity have been filed or are pending and, to the Best of the Sellers' Knowledge, there are no facts or contemplated events which could be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Benefit Plan. There are, and have been, no audits by any governmental agency with respect to any Employee Benefit Plan. Without limiting the foregoing, the following are true with respect to each Employee Benefit Plan:

                (i) all Controlled Group Members have filed or caused to be filed every material return, report statement, notice, declaration and other document required by any law or governmental agency, federal, state and local

(including, without limitation, the IRS and the Department of Labor) with respect to each such Employee Benefit Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any liability in connection with such filings;

                (ii) all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such requirements;

                (iii) no Controlled Group Member is delinquent in making contributions or payments to or in respect of any Employee Benefit Plan as to which any is obligated to make contributions or payments (without regard to any waiver granted by the IRS under Code section 412), nor has any Controlled Group Member failed to pay any assessments made with respect to any such Employee Benefit Plan. All contributions and payments (including salary deferral contributions elected by employees) with respect to Employee Benefit Plans that are due and owing or required to be made by a Controlled Group Member with respect to periods ending on or before the Initial Closing Date (including periods from the first day of the current plan year or policy year to the Initial Closing Date) have been, or will be, made before the Initial Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code;

                (iv) with respect to each such Employee Benefit Plan, to the extent applicable, the Seller has delivered to the Purchaser true and complete copies of (a) all plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (b) the most recent determination letter, if any, received from the IRS, (c) the three (3) most recent Form 5500 Annual Report (and all schedules and reports relating thereto) and actuarial reports, and (d) all related trust agreements, insurance contracts or other funding agreements that implement each such Employee Benefit Plan; and

                (v) each Employee Benefit Plan that is a "group health plan" (as defined in ERISA section 607(1) or Code section 5001(b)(1) has been operated at all times in compliance with COBRA and the Health Insurance Portability and Accountability Act of 1996 and any related regulation or applicable similar state law.

        (d) With respect to each Employee Benefit Plan, there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or
Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.

        (e) No Controlled Group Member has ever established, sponsored, maintained or contributed to any Employee Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code and there has not been any

"Reportable Event," as described in Section 4043 of ERISA, with respect to any Employee Benefit Plan.

        (f) No Controlled Group Member has incurred: (i) any multiemployer Plan (as defined in Section 4001(a)(3) of ERISA ("Multiemployer Plan")) withdrawal liability (and no event has occurred which, with the giving of the notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Sections 4203 or 4205 of ERISA, respectively) from, or on behalf of, a Multiemployer Plan, or (ii) any other liability under Title IV of ERISA.

        (g) No Controlled Group Member or any organization which is a successor or parent corporation of such entities, within the meaning of ERISA
Section 4069(b), has engaged in a transaction described in ERISA Section 4069.

        (h) The value of the assets of each Employee Benefit Plan subject to Title IV of ERISA (other than a Multiemployer Plan) equal or exceed the present value of "Benefit Liabilities" (as defined in Section 4001(a)(16) of ERISA) of each such Employee Benefit Plan as of the last day of the plan year most recently ended using PBGC termination actuarial assumptions currently in effect or other actuarial assumptions certified by the Employee Benefit Plan's actuary as reasonable for purposes of a standard termination (as described in 4041(b) of ERISA) with respect to any defined benefit pension plan.

        (i) With respect to each Employee Benefit Plan maintained by any Controlled Group Member, such plan permits the plan sponsor to amend or terminate the plan at any time and without any liability, subject to the applicable requirements of ERISA and the Code for plan termination.

        (j) No assets of, and no assets managed by, the Sellers or the Subsidiaries constitute "plan assets" as defined in 29 C.F.R. Section 2510.3-101, and none of the transactions contemplated by this Agreement (including those transactions occurring after the Initial Closing) will constitute a "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.

        (k) The consummation of the transactions contemplated by this Agreement will not: (i) except as set forth on Section 5.18(k) of the Disclosure Schedules, entitle any Transferred Employee or Former Employee of the Sellers to severance pay, unemployment compensation or any similar payment or accelerate the time of payment or vesting, or increase the amount of any compensation due to, or in respect of, any Transferred Employee or Former Employee of the Sellers; or (ii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Code section 280(G).

        (l) None of the Sellers or any Controlled Group Member has, since October 3, 2004, (A) granted to any person an interest in a nonqualified deferred compensation plan (as defined in Code Section 409A(d)(1)) which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to the tax imposed by Code Sections

409A(a)(1)(B) or (b)(4)(A), or (B) modified the terms of any nonqualified deferred compensation plan in a manner that could cause an interest previously granted under such plan to become subject to the tax imposed by Code Sections 409A(a)(1)(B) or (b)(4).

        (m) There are no complaints, charges or claims against the Sellers or any of the Subsidiaries pending or, to Best of the Sellers' Knowledge, threatened that could be brought or filed, with any Governmental Body based on, arising out of, in connection with or otherwise relating to the employment or termination of employment of or failure to employ, any individual. Each of the Sellers and the Subsidiaries is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), and any similar state or local "mass layoff" or "plant closing" Law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Sellers or any of the Subsidiaries within the six (6) months prior to Initial Closing.

        5.19    Labor.

        (a) Except as set forth on Section 5.19(a) of the Disclosure Schedules, neither the Sellers nor any of the Subsidiaries is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Sellers or any of the Subsidiaries. The Sellers have delivered or otherwise made available to the Buyer true, correct and complete copies of the labor or collective bargaining agreements listed on Section 5.19(a) of the Disclosure Schedule, together with all amendments, modifications or supplements thereto, all employee, supervisor or human resources handbooks, manuals, any other policies or practices, written or unwritten, relating to the employment relationship, including without limitation all third party policies or practices and a summary of the current workforce, including without limitation, total number of employees, names, titles, job description, date of employment and salary or hourly wage rate.

        (b) Except as set forth on Section 5.19(b) of the Disclosure Schedules, no Employees are represented by any labor organization. No labor organization or group of Employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Best of the Sellers' Knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Sellers or any of the Subsidiaries pending or, to the Best of the Sellers' Knowledge, threatened by any labor organization or group of Employees.

        (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the Best of the Sellers' Knowledge, threatened against or involving the Sellers or any of the Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the Best of the Sellers' Knowledge, threatened by or on behalf of any Employee or group of Employees.

        (d) ST, the Sellers and the DR Entities have complied with all of their labor obligations towards their Dominican based personnel and Dominican labor authorities, directly or indirectly related to the operation of the DR Entities.

        5.20 Undisclosed Liabilities. There are no material Liabilities of any of the Sellers or the Subsidiaries of any kind, other than:

        (a) Liabilities disclosed, reflected, accrued or reserved against on any one of the Financial Statements;

        (b) Liabilities incurred in the ordinary course of business, consistent with past practice;

        (c)     Liabilities incurred after the date hereof which do not violate
Section 7.2.

        5.21 Insurance. Section 5.21 of the Disclosure Schedules sets forth a true, correct and complete list and description of all insurance policies covering the Assets and the Business. All such policies are in full force and effect. The Sellers and the Subsidiaries have not received written notice of cancellation or non-renewal with respect thereto. None of the Sellers and the Subsidiaries are in default with respect to their material obligations under such insurance policies. Except as noted on Section 5.21 of the Disclosure Schedules, all such insurance will remain in full force and effect and all such insurance is assignable or transferable to the Buyer.

        5.22 Inventories. The inventories of the Sellers and the Subsidiaries are in good and marketable condition, and are usable and of a quantity and quality saleable in the ordinary course of business, consistent with past practices. The inventories of the Sellers and the Subsidiaries set forth in the Quarterly Balance Sheet were valued at the lower of cost (on a FIFO/LIFO basis) or market and were properly stated therein in accordance with GAAP consistently applied. Adequate adjustments have been reflected in the Quarterly Balance Sheet for obsolete, excess, damaged, slow-moving, or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. The inventories of the Sellers and the Subsidiaries constitute sufficient quantities for the normal operation of business in accordance with past practice.

        5.23 Related Party Transactions. Except as set forth on Section 5.23 of the Disclosure Schedules, none of the persons that are identified on Schedule 5.23, and to the Best of the Sellers' Knowledge, no employee, officer, director, stockholder, partner or member of the Sellers or any of the Subsidiaries, any member of his or her immediate family or any of their respective Affiliates ("Related Persons") (i) owes any amount to the Sellers or any of the Subsidiaries nor does the Sellers or any of the Subsidiaries owe any amount to, or has the Sellers or any of the Subsidiaries committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (ii) is involved in any business arrangement or other relationship with the Sellers or any of the Subsidiaries (whether written or oral), (iii) owns any property or right, tangible or intangible, that is used by the Sellers or any of the Subsidiaries, (iv) has any claim or cause of action against the Sellers or any of the Subsidiaries, or (v) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, distributor, customer, landlord, tenant, creditor or debtor of, or otherwise receives a payment from, the Sellers or any Subsidiary. Since the Reference Balance Sheet Date, none of the Sellers or any Subsidiaries has repaid any indebtedness owed to any Related Persons or reimbursed any expenses (except with regard to customary travel, meeting and incidental expenses) of any Related Persons, except as set forth in Section 5.23(c) of the Disclosure Schedules.

        5.24    Customers and Suppliers.

        (a) Section 5.24 of the Disclosure Schedules sets forth a list of the twenty (20) largest prepaid phone card customers and the twenty (20) largest suppliers of the Sellers and the Subsidiaries, as measured by the dollar amount of purchases therefrom or thereby, during each of the calendar years ended 2003, 2004 and 2005, showing the approximate total sales by the Sellers and the Subsidiaries to each such customer and the approximate total purchases by the Sellers and the Subsidiaries from each such supplier, during such period and reflecting any discount in effect as of December 31, 2005.

        (b) Since the Reference Balance Sheet Date, no customer or supplier listed on Section 5.24 of the Disclosure Schedules has notified the Sellers or any of the Subsidiaries in writing (or to the Best of the Sellers' Knowledge, in a manner not in writing) that it has terminated its relationship with the Sellers or any of the Subsidiaries (and no relationships have terminated as the result of a prior notification) or materially reduced or changed the pricing or other terms of its business with the Sellers or any of the Subsidiaries and, to the Best of the Sellers' Knowledge, no customer or supplier listed on Section
5.24 of the Disclosure Schedules has notified the Sellers or the Subsidiaries that it intends to terminate or materially reduce or change the pricing or other terms of its business with the Sellers or any of the Subsidiaries.

        5.25 Banks, Powers of Attorney. Section 5.25 of the Disclosure Schedules contains a complete and correct list of the names and locations of all banks in which Sellers or any Subsidiary has accounts or safe deposit boxes, the account numbers of all such accounts and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Section 5.25 of the Disclosure Schedules, no Person holds a power of attorney to act on behalf of the Sellers or any Subsidiary.

        5.26 Full Disclosure. No representation or warranty of the Sellers contained in this Agreement or in any of the Transaction Documents and, to the actual knowledge of each of ST, Douglas Barley, Jason Welch and Richard Rebetti, after due inquiry of each of the other individuals listed in the definition of "Best of the Sellers' Knowledge," no written statement made by or on behalf of the Sellers or the Sellers to the Buyer or any of its Affiliates pursuant to this Agreement or any of the Transaction Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There are no facts which the Sellers have not disclosed or made available in the electronic data room established and maintained by the Sellers on Intralinks as of January 22, 2007, with respect to the transactions contemplated in the Transaction Documents, to the Buyer which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        5.27 Certain Payments. None of the Sellers, any Subsidiary or ST, nor, to the Best of the Sellers' Knowledge, any director, officer, employee, or other Person associated with or acting on behalf of any of them, have directly or indirectly (a) made any contribution, gift, bribe, rebate (other than those rebates given in the ordinary course of business), payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for the Sellers or any Subsidiary, (ii) to pay for favorable treatment for business secured by the Sellers or any Subsidiary, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Sellers or any Subsidiary, or (iv) in violation of any Law, or
(b) established or maintained any fund or asset with respect to the Sellers or any Subsidiary that have not be recorded in the Books and Records.

        5.28 Finders and Brokers. Other than Houlihan Lokey Howard & Zukin Capital (whose fees will be paid by the Sellers), the Sellers have not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

        5.29 Regulatory Filings. With respect to any period for which a regulatory filing relating to Regulatory Surcharges has not yet been filed or for which Regulatory Surcharges are not yet due or owing, the Sellers or the Subsidiaries, as applicable, have made due and sufficient accruals for such Regulatory Surcharges in the Financial Statements and its Books and Records.

6.      REPRESENTATIONS AND WARRANTIES OF THE BUYER AND DR PARTNERSHIP.

        Each of the Buyer and DR Partnership jointly and severally represent and warrant to the Sellers, as of the date of this Agreement and as of the Initial Closing, as follows (provided, however, that it is agreed that any representation or warranty made by, or with respect to, DR Partnership is deemed to be made as of the Initial Closing only):

        6.1 Organization, Authority and Qualification of the Buyer and DR Partnership. Each of the Buyer, STi CC 1, STi CC 2 and DR Partnership is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all the requisite power and authority to own, lease or otherwise hold its assets as they are currently owned, leased or held. True and correct copies of the certificates of formation or partnership or similar documents filed on behalf of each of the Buyer, STi CC 1, STi CC 2 and DR Partnership with Governmental Authorities in the jurisdictions of their respective organization, and of the related by-laws, limited liability agreements, operating agreements or partnership agreements or similar documents (collectively, the "Buyer Organizational Documents") have been delivered by the Buyer and DR Partnership to the Sellers.

        6.2 Qualification to Do Business. Each of the Buyer and DR Partnership is, or will be as of the Initial Closing Date, duly qualified to do business as a foreign limited liability company or partnership, or other equivalent, as the case may be, and, if applicable, is, or will be as of the Initial Closing Date, in good standing, in every jurisdiction listed on Section
6.2 of the Buyer's Disclosure Schedules, except where the failure to be so qualified or, if applicable, in good standing, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Buyer's obligations under the Transaction Documents.

        6.3     Power and Authority of the Buyer and DR Partnership.

        (a) The Buyer and DR Partnership have all requisite power and authority to execute and deliver, to perform their respective obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which the Buyer or DR Partnership is a party. The execution and delivery by the Buyer and DR Partnership of, the performance by the Buyer and DR Partnership of their respective obligations under, and the consummation by the Buyer and DR Partnership of the transactions contemplated by, this Agreement and the Transaction Documents to which the Buyer or DR Partnership is a party have been duly authorized by all requisite action on the part of the Buyer and DR Partnership. This Agreement is, and when executed and delivered by the Buyer and DR Partnership, the other Transaction Documents to which the Buyer and DR Partnership is a party will be, the legal, valid and binding obligations of the Buyer and DR Partnership, enforceable against the Buyer and DR Partnership in accordance with their respective terms, except insofar as enforceability may be affected by the Enforceability Exceptions.

        (b) BEI owns, directly or indirectly, all of the outstanding limited liability company interests of the Buyer, STi CC 1, STi CC 2 and all of the outstanding partnership interests of DR Partnership beneficially and of record, in each case, free and clear of any Encumbrances other than Permitted Encumbrances.

        6.4     Consents; No Conflict.

        (a) The execution and delivery by the Buyer and DR Partnership, the performance of the Buyer and DR Partnership under, and the consummation by the Buyer and DR Partnership of the transactions contemplated by, this Agreement and the Transaction Documents to which the Buyer and DR Partnership is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Person, except (i) as described in
Section 6.4 of the Buyer's Disclosure Schedules, (ii) the notification requirements of the HSR Act and (iii) filings required under, and compliance with other applicable rules, regulations and requirements of, Government Regulators set forth on Section 6.4 of the Buyer's Disclosure Schedules (collectively, the "Buyer Required Consents").

        (b) Assuming that all Buyer Required Consents have been obtained or performed, the execution and delivery by the Buyer and DR Partnership, the performance of the Buyer and DR Partnership under, and the consummation by the Buyer and DR Partnership of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Buyer and DR Partnership is a party do not and will not: (a) violate any provision of the Buyer Organizational Documents; or (b) violate any Law or any order, judgment or decree of any court or other governmental or regulatory authority applicable to the Buyer, STi CC 1, STi CC 2 and DR Partnership.

        6.5 Finders and Brokers. The Buyer and DR Partnership have not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

        6.6 Legal Proceedings. There are no claims, actions, suits, proceedings or, to the Best of the Buyer's Knowledge, investigations, pending or, to the Best of the Buyer's Knowledge, threatened, by or before any Governmental Authority, or any arbitrator, by, against, affecting or relating to the Buyer, STi CC 1, STi CC 2 and DR Partnership which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement or declare unlawful the transactions or events contemplated by this Agreement or cause any of such transactions to be rescinded.

        6.7 Financing. At the Initial Closing (i) the Buyer will have sufficient cash to pay the Buyer Purchase Price pursuant to this Agreement through capital contributions from its Affiliates and (ii) DR Partnership will have sufficient cash to pay the Partnership Purchase Price through capital contributions from its Affiliates.

        6.8 No Prior Activities. The Buyer, STi CC 1, STi CC 2 and DR Partnership are wholly owned subsidiaries of BEI and each were formed in 2006 solely for the purposes of effectuating the transactions contemplated by this Agreement. None of the Buyer, STi CC 1, STi CC 2 and DR Partnership (i) own equity, debt or similar interest in any Person or (ii) have engaged in any activities, owned any Assets or been subject to any Liabilities, except in connection with the transactions contemplated by this Agreement and the Transaction Documents.

        6.9 Full Disclosure. No representation or warranty of the Buyer or DR Partnership contained in this Agreement or in any of the Transaction Documents and, to the Best of the Buyer's Knowledge, no written statement made by or on behalf of the Buyer or DR Partnership or any of their respective Affiliates (other than ST, the Sellers, the Subsidiaries and ST Finance) pursuant to this Agreement or any of the Transaction Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There are no facts which the Buyer or DR Partnership, or their respective Affiliates (other than ST, the Sellers, the Subsidiaries and ST Finance), have not disclosed to the Sellers which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Buyer's obligations under the Transaction Documents.

        6.10 Certain Payments. None of the Buyer, STi CC 1, STi CC 2 and DR Partnership, nor, to the Best of the Buyer's Knowledge, any director, officer, employee, or other Person associated with or acting on behalf of any of them, have directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for the Business purchased pursuant to the terms of this Agreement, (ii) to pay for favorable treatment for business secured by the Buyer, STi CC 1, STi CC 2 and DR Partnership, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Business purchased pursuant to the terms of this Agreement, or
(iv) in violation of any Law, or (b) established or maintained any fund or asset with respect to the Business purchased pursuant to the terms of this Agreement.

7.      COVENANTS.

        7.1     Access to Premises and Books and Records.

        (a) Between the date of this Agreement and the Initial Closing Date, ST and the Sellers will give the Buyer and its representatives reasonable access during normal business hours to (i) all the premises and facilities of the Sellers and the Subsidiaries, (ii) the Books and Records, properties, and Contracts of the Business and (iii) all the Assets, and will furnish promptly to the Buyer and its representatives all information regarding the Business and the Assets as the Buyer may from time to time reasonably request.

        (b) Following the Initial Closing, the Buyer and DR Partnership shall give ST and the Sellers, and its representatives, reasonable access during normal business hours, without a material impairment to the operation of the Business, to the Books and Records that are not Excluded Assets, properties, and Contracts of the Business, and shall make available to ST and the Sellers, and to their representatives, such of the officers and employees of the Buyer and DR Partnership as ST and the Sellers may reasonably request, (i) in connection with their discharge of their obligations with respect to the Excluded Liabilities identified in clause (e) of Schedule 2.4 and (ii) for any other reasonable business purpose of the Sellers or the Subsidiaries, not inconsistent with this Agreement, relating to matters occurring prior to the Initial Closing Date or otherwise relating to the Sellers or the Subsidiaries. The Sellers and the Subsidiaries shall give the Buyer and its subsidiaries and their representatives, reasonable access during normal business hours, to the Books and Records that are Excluded Assets as the Buyer and its subsidiaries and representatives may reasonably request for any reasonable business purpose of the Buyer and its subsidiaries, not inconsistent with this Agreement, relating to the Purchased Assets and Assumed Liabilities. The parties shall treat the Books and Records and any other information or derivatives thereof reviewed or obtained pursuant to this Section 7.1(b) as "Confidential Information" as such term is defined in Section 7.9(c) and shall not disclose such Confidential Information unless required by applicable Law.

        7.2     Interim Operation of the Sellers and the Subsidiaries.

        (a) Except as expressly permitted by this Agreement, with the prior written consent of the Buyer or as required by Law, and except where the failure to comply with this Section 7.2(a) is a result of Buyer's failure to give its consent to the actions listed in Section 7.2(b) below, during the period from the date of this Agreement to the Initial Closing Date, ST or the Sellers shall, and shall cause the Subsidiaries to (i) conduct the Business only in the ordinary course, consistent with past practice, (ii) use commercially reasonable efforts to preserve intact their present business organization, and keep available the services of their present officers and employees, (iii) use commercially reasonable efforts to preserve their current relationships with, customers, suppliers, financing sources, employees and any others having business dealings with them, (iv) use commercially reasonable efforts to maintain (A) all of the assets and properties of, or used by, the Sellers and the Subsidiaries in their current condition, ordinary wear and tear excepted, and (B) insurance upon all of the assets and properties of the Sellers and the Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement, (v) (A) maintain the books, accounts and records of the Sellers and the Subsidiaries in the ordinary course of business, consistent with past practices (B) continue to collect accounts receivable and pay accounts payable and Taxes (and file Tax returns) utilizing normal procedures consistent with past practice and without discounting or accelerating payment of such accounts or Taxes, and (C) comply in all material respects with all contractual and other obligations of the Sellers and the Subsidiaries (vi) comply in all material respects with all applicable Laws, and (vii) pay all maintenance and


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



similar fees and take all other appropriate actions as necessary to prevent the abandonment, loss or impairment of all Purchased Intellectual Property.

        (b) Without limiting the generality of the foregoing Section 7.2(a), and except as otherwise expressly permitted by this Agreement or required by Law, during the period from the date of this Agreement through the Initial Closing Date, ST or the Sellers shall not, and shall not cause the Subsidiaries to, without the prior written consent of the Buyer:

                (i) make any material change in the conduct of their businesses or enter into any material transaction other than in the ordinary course of their business, consistent with past practices;

                (ii) amend the Organizational Documents of any of the Sellers or the Subsidiaries (except that the Organizational Documents of each of the DR Entities may be amended solely to provide that the DR Entities will not be dissolved upon the sale of the Purchased DR Assets pursuant to this Agreement);

                (iii) enter into an agreement or adopt a plan with respect to any merger, consolidation, liquidation or business combination involving the Sellers or their Subsidiaries, or any acquisition or disposition of all or substantially all of the assets, properties or rights or any securities of the Sellers or their Subsidiaries;

                (iv) (A) sell, lease, transfer or otherwise dispose of any of their Assets, other than in the ordinary course of business consistent with past practice or (B) permit, allow or suffer any of their Assets to be subjected to any Encumbrance other than Permitted Encumbrances;

                (v)     (A) create, incur, assume or guarantee any Indebtedness;
(B) pay, repay, discharge, purchase, repurchase or satisfy any Indebtedness issued or guaranteed by the Sellers or any of the Subsidiaries, except in the ordinary course of business, consistent with past practices; (C) modify the terms of any Indebtedness or other Liability; or (D) make any loans, advances of capital contributions to, or investments in, any other Person (other than to the wholly owned Subsidiaries in the ordinary course of business, consistent with past practices);

                (vi) enter into, amend or supplement any employment, severance, termination or other agreement or Plan, or employment policies, or make any change in the compensation, severance or termination benefits payable or to become payable to any of their officers, directors, employees, agents or consultants (other than planned annual increases in the rates of compensation or planned bonuses, in either case, in the ordinary course of business consistent with past practice);

                (vii) enter into, modify or terminate any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to any Employee;

                (viii) make any payments (other than regular compensation payable to officers and employees of any of the Sellers or the Subsidiaries in the ordinary course of business consistent with past practice or pursuant to the


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



Telco Award Agreements consistent with the terms of this Agreement), loans, advances or other distributions to, or enter into any transaction, agreement or arrangement with, officers, directors, partners, employees, agents, consultants, stockholders, associates or family members.

                (ix) enter into or amend any Contract that, if entered into or amended prior to the date of this Agreement, would have been required to be included on Section 5.7 of the Disclosure Schedules;

                (x) enter into any transaction or enter into, modify or renew any Contract which by reason of its size or otherwise is not in the ordinary course of business, consistent with past practices;

                (xi) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or securities of or by any other manner, any Person;

                (xii) introduce any material change with respect to the operation of the Business, including any material change in the types, nature, composition or quality of products or services, or, other than in the ordinary course of business, consistent with past practices, make any change in product specifications or prices or terms of distributions of such products;

                (xiii) enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Business, or the ability of the Buyer or DR Partnership, to compete with or conduct any business or line of business in any geographic area or solicit the employment of any persons;

                (xiv) make or authorize any capital expenditures or commitment for capital expenditures in excess of $250,000 individually or $500,000 in the aggregate;

                (xv) except in the ordinary course of business consistent with past practice and involving liabilities or obligations not in excess of $250,000, enter into, or amend, terminate or waive any right under, any Material Contract, Real Property Lease, Personal Property Lease or Intellectual Property License;

                (xvi) make or authorize (A) any change to any of the Sellers' or the Subsidiaries' accounting principles, methods or practices or (B) any change to any of the Sellers' or the Subsidiaries' Tax accounting principles, methods or practices, other than, in each case, as required by changes in applicable Law;

                (xvii) (A) make, change or revoke any Tax election, settle or compromise any Tax claim or liability or enter into a settlement or compromise, or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes, or (B) prepare or file any Tax Return (or any amendment thereof) unless such Tax Return shall have been prepared in a manner consistent with past practice and the Seller shall have provided Buyer a copy thereof (together with supporting papers) at least three Business Days prior to the due date thereof for Buyer to review and approve (such approval not to be unreasonably withheld or delayed), in each case if and to the extent it could have an adverse effect on the Buyer or DR Partnership in


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



any post-Initial Closing period (or portion thereof) or would result in any Assumed Liability;

                (xviii) modify their policy or practice regarding the timing of the collection or payment of their accounts receivable or accounts payable or the dispute thereof or otherwise change their policy or practice with respect to accounting matters, accruals and/or reserve estimates or change their practice with respect to capital expenditures or other cash disbursements (except as required by GAAP) which would be reflected as adjustments to cash flow from operations in a GAAP financial statement;

                (xix) fail to keep current and in full force and effect or renew any of the Telecommunications Licenses;

                (xx) modify current business practices in a manner that would cause the gross profit margins of the prepaid calling card business to be less than 13.5%;

                (xxi) provide material promotions or discounts in a manner not in the ordinary course of business, consistent with past practices for the sale of wireless phones;

                (xxii) enter into any Contract with distributors of prepaid cards other than standard purchase orders, including any Contract to change material terms in the future;

                (xxiii) take any action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; or

                (xxiv)  agree to do anything (A) prohibited by this Section 7.2,
(B) which would make any of the representations and warranties of the Sellers and ST in this Agreement or any of the Transaction Documents untrue or incorrect in any material respect or could result in any of the conditions to the Initial Closing not being satisfied or (C) that would be reasonably expected to have a Material Adverse Effect.

        (c) Notwithstanding anything to the contrary in this Agreement, including but not limited to Section 7.2(b)(viii), the Sellers may, in good faith, declare and/or pay any cash dividend or cash distribution to any Person, consistent with the terms and conditions set forth in Section 3.2 of this Agreement and in accordance with applicable Laws.

        7.3 Employee Matters. The Sellers shall not (and shall cause the Subsidiaries not to):

        (a) terminate any Employee without the prior written consent of the Buyer other than for cause (as reasonably determined by the Sellers in good faith consistent with the Sellers' past practices with respect to "for cause" termination); and

        (b) at any time within the 90 calendar day period prior to the Initial Closing Date, (i) terminate the employment of more than thirty (30) Employees, or (ii) effectuate a "plant closing" or "mass layoff" as those terms are defined in WARN or any state law, affecting in whole or in part any of the Employees.



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



        7.4     Consents.

        (a) Prior to the Initial Closing Date, in the case of the Initial Closing (or in the case of the Dialaround Closing, the Dialaround Closing Date), ST and the Sellers will use commercially reasonable efforts to obtain in writing, as promptly as possible and at the Buyer's expense, all the Required Consents (other than with respect to the Telecommunications Licenses, which shall be governed by Section 7.4(b)), in form and substance reasonably satisfactory to the Buyer and will deliver to the Buyer copies of such Required Consents after they are obtained by the Sellers. The Buyer will cooperate with the Sellers to obtain all Required Consents, but the Buyer will not be required to accept or agree or accede to any modifications or amendments to, or changes in, or the imposition of any condition to the transfer to the Buyer of any Contract that are not reasonably acceptable to the Buyer.

        (b) To the extent necessary, within ten (10) Business Days after the date of this Agreement, the parties hereto shall jointly file with the FCC and other Governmental Regulators applications seeking all Required Consents relating to the Telecommunications Licenses. The parties hereto shall cooperate and use their respective commercially reasonable efforts to prosecute such applications to a favorable conclusion at the earliest practicable time. Each party hereto shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings. The Buyer shall pay any filing fees and expenses required in connection with such applications.

        7.5 HSR Notification. As soon as practicable after the execution of this Agreement, but in any event no later than ten (10) Business Days after such execution, the Sellers and the Buyer will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act; and each such filing will request early termination of the waiting period imposed by the HSR Act. The parties hereto will use their commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters and shall make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith. BEI, on the one hand, and Sellers, on the other hand, shall equally share the cost of any and all filing fees required in connection with such HSR Act filings.

        7.6     Notification of Certain Matters.

        (a) Prior to the Initial Closing Date, in the case of the Initial Closing (or in the case of the Dialaround Closing, the Dialaround Closing Date), ST and the Sellers will promptly notify the Buyer of (i) any fact, event, circumstance or action the existence or occurrence of which would cause any of ST's and the Sellers' representations or warranties under this Agreement not to be correct and complete as of the Initial Closing Date (or the Dialaround Closing Date with respect to the Dialaround Assets) or (ii) all other developments affecting the Business or the Assets which may reasonably be expected to have a Material Adverse Effect.



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



        (b) Prior to the Initial Closing Date, in the case of the Initial Closing (or in the case of the Dialaround Closing, the Dialaround Closing Date), the Buyer will promptly notify the Sellers of any fact, event, circumstance or action the existence or occurrence of which would cause any of the Buyer's representations or warranties under this Agreement not to be correct and complete as of the Initial Closing Date (or the Dialaround Closing Date with respect to the Dialaround Assets).

        7.7 Updated Schedules. Not less than five (5) Business Days prior to the Initial Closing, the Sellers will deliver to the Buyer revised copies of the Disclosure Schedules which will have been updated and marked to show any changes occurring between the date of this Agreement and the date of delivery. Additionally, not less than five (5) Business Days prior to the Dialaround Closing, the Seller will deliver to the Buyer revised copies of the Disclosure Schedules solely with respect to the Dialaround Assets which will have been updated and marked to show any changes occurring between the date of this Agreement and the date of delivery; provided, however, that for purposes of the Sellers' representations and warranties and covenants in this Agreement, all references to the Disclosure Schedules will mean the version of the Disclosure Schedules attached to this Agreement on the date of signing; provided further, however, that if a Disclosure Schedule is updated to reflect an agreement, lease or event of any kind which was permitted to be executed or to occur in accordance with the terms of this Agreement, the related representation or warranty shall be deemed accurate as at the Initial Closing Date or the Dialaround Closing Date, as the case may be. Notwithstanding anything to the contrary in this Agreement, any changes made to the Disclosure Schedules shall not limit or otherwise affect the remedies available hereunder to the Buyer, or the representations or warranties of, or the conditions to the obligations of, the parties hereto.

        7.8 Satisfaction of Conditions. Upon the terms and subject to the conditions of this Agreement, each party will use their commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

        7.9     Publicity; Confidentiality.

        (a) The parties hereto agree that no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without mutual written agreement of the Sellers and the Buyer; provided that if any announcement is required by Law or the rules of any securities exchange or market to be made by the Buyer prior to making such announcement, the Buyer will deliver a draft of such announcement to the Sellers and shall give the Sellers opportunity to comment thereon. Upon the execution of this Agreement and the Initial Closing, the Buyer and the Sellers will consult with the other with respect to a communication plan with respect to customers, suppliers and other applicable Persons regarding the transactions contemplated by this Agreement.

        (b) All information concerning the Sellers, the Subsidiaries and the Business obtained by the Buyer or its Affiliates pursuant to or in connection with negotiation of this Agreement will be used by the Buyer and its Affiliates solely for purposes related to this Agreement and, in the case of confidential information, will, except as may be required for the performance of this


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



Agreement or by Law, be kept in strict confidence by the Buyer and its Affiliates in accordance with the terms of the confidentiality agreement dated March 29, 2006 (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated in this Agreement by reference. Any breach of the Confidentiality Agreement will be deemed a material breach of this Agreement.

        (c) From and after the date hereof, ST and the Sellers shall not, shall cause their Affiliates, and shall use commercially reasonable efforts to cause their respective officers, and directors not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of the Buyer or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Buyer, any Confidential Information (as defined below); provided, however, that the foregoing shall not prohibit the disclosure of any Confidential Information relating to products, prices, or fees in the ordinary course of business, consistent with past practices. The Sellers and their officers, directors and Affiliates shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable Law, the Sellers shall, to the extent reasonably possible, provide the Buyer with prompt notice of such requirement prior to making any disclosure so that the Buyer may seek an appropriate protective order For purposes of this Section 7.9, "Confidential Information" means any information with respect to the Business that would generally be understood in the industry in which the Sellers compete to be confidential, secret or proprietary and which the Company treats as confidential, including methods of operation, customers, customer lists, products, prices, fees, costs, Technology, inventions, Trade Secrets, know-how, Software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible thereunder.

        (d) The covenants and undertakings contained in this Section 7.9 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 7.9 by a party will cause irreparable injury to the other party, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 7.9 will be inadequate. Therefore, the Buyer on the one hand, and ST and the Sellers on the other hand will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this
Section 7.9 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 7.9 are cumulative and in addition to any other rights and remedies which the Buyer may have hereunder or at law or in equity.

        7.10    Non-Competition; Non-Solicitation.

        (a) For a period from the date hereof until the later of the fifth anniversary of the Initial Closing Date (the "Restricted Period"), ST and the Sellers shall not, and shall cause their Affiliates not to, directly or indirectly, (i) own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate,


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



proprietorship or partnership form or otherwise, or (ii) provide consultative or advice services to any individual or entity, in either case that is (x) engaged in production, sale or distribution of telecommunication services (a "Telecommunications Company"), or (y) that otherwise competes with the Business, in each case, including any business actually conducted or about to be conducted during the Restricted Period (a "Restricted Business"), including but not limited to the prepaid wireless business or prepaid calling card, carrier wholesale and dial-around business; provided, however, that the restrictions contained in this Section 7.10(a) shall not restrict the acquisition of a passive investment by ST and the Sellers, directly or indirectly, in the aggregate of less than 5% of the outstanding capital stock of any company, whether publicly traded or privately held, engaged in a Restricted Business or, the ownership of the securities of Restricted Businesses set forth in Schedule
7.10 (which amount of securities shall not be increased without BEI's consent; provided further, however, ST may be employed by any entity other than a Telecommunications Company that owns an interest (which interest represents no more than 5% of such entity's consolidated income or consolidated assets) in a Restricted Business so long as ST is not employed by, or in any way involved with the Restricted Business and does not provide, whether directly or indirectly, any service (whether as consultant, advisor or otherwise) to or for the benefit of the Restricted Business or the entity in connection with such Restricted Business; and further provided the confidentiality provisions of this Agreement shall be complied with.

        (b) For the Restricted Period, the Sellers and ST shall not and shall cause their Affiliates not to: (i) cause, solicit, induce or encourage any Employees of the Buyer or DR Partnership to leave such employment or hire, employ or otherwise engage any such individual; or (ii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former customer of the Sellers or the Subsidiaries and any Person that becomes a client or customer of the Business after the Initial Closing) or any other Person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship.

        (c) The covenants and undertakings contained in this Section 7.10 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 7.10 will cause irreparable injury to the Buyer or DR Partnership, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 7.10 will be inadequate. Therefore, the Buyer or DR Partnership will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 7.10 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 7.10 are cumulative and in addition to any other rights and remedies which the Buyer or DR Partnership may have hereunder or at law or in equity. In the event that the Buyer or DR Partnership were to seek damages for any breach of this Section 7.10, the portion of the Purchase Price which is allocated by the parties to the foregoing covenant shall not be considered a measure of or limit on such damages.

        (d) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 7.10 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be


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



reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

        7.11 Further Action. Each of the parties hereto shall use its commercially reasonable efforts to promptly take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, including but not limited to, anything required to be delivered pursuant to Section 8.2, Section 8.3 or Section 8.4, as the case may be, as may be reasonably necessary, proper or advisable to carry out and give full effect to the provisions of this Agreement, to consummate and make effective the transactions contemplated by this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement, including from time to time, after the Initial Closing and Dialaround Closing as may be required to implement the intent of this Agreement.

        7.12 Existing Litigation. Notwithstanding anything to the contrary in this Agreement, (a) the Sellers shall retain control over the litigation Telco brought against Ameritrade described in Section 5.16 of the Disclosure Schedules, subsequent to the Initial Closing, (b) any proceeds from such litigation paid or payable to any of the Sellers shall be assigned to the Sellers upon any such Sellers' receipt of such proceeds, (c) any such proceeds shall not be deemed an asset of any of the Sellers and all rights thereto shall vest in the Sellers and (d) the Buyer shall have no rights in or to such litigation, including no right to direct or control the litigation, or receive the proceeds therefrom.

        7.13    Non-Solicitation.

        (a) The Sellers and ST shall cause the Sellers and their Subsidiaries and the Sellers' and their Subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and use best efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by the Sellers, their Subsidiaries or Representatives. The Sellers shall not, and shall cause their Subsidiaries and Representatives not to, directly or indirectly (i) solicit, initiate, cause, facilitate or knowingly encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations with any third party regarding any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal.

        (b) In addition to the other obligations of ST and the Sellers set forth in this Section 7.13, the Sellers shall promptly advise the Buyer, orally and in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Sellers in respect of any Takeover Proposal, and shall, in any such notice to the Buyer, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep the Buyer fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Sellers shall provide the Buyer with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

        (c)     For purposes of this Agreement:

        "Takeover Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than the Buyer and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Sellers and their Subsidiaries (including securities of Subsidiaries) equal to 15% or more of the Sellers' consolidated assets or to which 15% or more of the Sellers' revenues or earnings on a consolidated basis are attributable (or any long-term lease agreement having similar economic effect), (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 15% or more of any class of equity securities of the Sellers, (C) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Sellers or any of their Subsidiaries; in each case, other than the Transactions.

        7.14    Change of Name; Use of Name.

        (a) As soon as practicable after the Initial Closing Date, each Seller will (and will cause the Subsidiaries to) change its corporate, limited liability company or limited partnership name, as applicable, to such other name as does not contain the word "STi". After the Initial Closing Date, ST, Sellers and the Subsidiaries shall not have any right, title or interest in or to, the name STi or any related Marks or any other Purchased Intellectual Property.

        (b) The Sellers and the Subsidiaries hereby grant to the Buyer and its Affiliates a worldwide, irrevocable, royalty-free, fully paid up and exclusive license in the fields of the Business to use the Telco, TGI, VoIP Ent. and Dialaround Marks (the "Provider Marks"), in connection with the Business, for the 18 month period following the Initial Closing Date (the "Provider Marks License"); provided, however, that the Dialaround Marks shall not be licensed to, or used by, the Buyer until the Dialaround Closing Date. Buyer may assign any or all of its rights, interests and obligations, as they relate to the Provider Marks, to any of its Affiliates, or to any other Person, in connection with any transfer or sale of the Business or Assets to which this license relates; provided, however, that Buyer shall provide notice to Seller of such assignment. The Sellers and the Subsidiaries represent and warrant to the Buyer that they have not granted and will not grant any licenses or other rights that would conflict with the Provider Marks License.

        7.15 Agreed Upon Practices and Procedures. The Sellers have begun procedures to adopt and commence implementation of the practices and procedures in accordance with Schedule 7.15.



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        7.16    Financial Information. The Sellers shall cooperate with BEI and its Affiliates and provide BEI and its Affiliates, in a timely manner, with such financial information as is requested to enable BEI and its Affiliates to timely make all filings with the Securities and Exchange Commission. BEI and the Buyer shall cooperate with ST and the Sellers in providing financial information of the Buyer and its subsidiaries, ST, the Sellers and the Subsidiaries, in a timely manner, that the Sellers may reasonably require for any business purpose related to ST's and Sellers' rights or obligations under or relating to this Agreement to the extent such financial information is reasonably available to BEI and the Buyer from the books and records of the aforesaid entities.

        7.17    Covenant of ST.

        (a) ST shall cause the Sellers and the Subsidiaries to fulfill their obligations set forth in this Agreement.

        (b) Following the Initial Closing, ST shall, or shall cause his designee (having documentation evidencing appropriate authority to act on behalf of ST or the Sellers) to take any and all action reasonably required or desirable to effectuate the transfer of the Purchased Assets to the Buyer and DR Partnership, including but not limited to, endorsement and deposit of all checks and other evidences of indebtedness received by the Buyer on account of the Assets transferred by the Sellers and the Subsidiaries to the Buyer pursuant to this Agreement.

        7.18 Audited Financial Statements. Upon the request of the Buyer, the Sellers shall deliver to the Buyer true, correct and complete copies of the combined audited financial statements of the Sellers and the Subsidiaries, including the balance sheets for the years ended December 31, 2005 and 2006 and statements of operations and cash flows as of and for the three years ended December 31, 2004, 2005 and 2006; provided, however, that the Sellers shall be under no obligation to so deliver such combined audited financial statements to the Buyer prior to March 15, 2007.

        7.19 WARN Act. The Buyer agrees that between the Initial Closing Date and a period 90 calendar days thereafter it will not, with respect to any of the Hired Employees, effect a "plant closing" or "mass layoff" as those terms are defined in WARN or any state law that would reasonably be expected to create a liability under the WARN Act for the Sellers or any of the Subsidiaries.

        7.20 Employment Offers. The Buyer, prior to the Initial Closing, shall extend offers of employment to substantially all of the Employees of the Non-DR Entities which offers shall be subject to customary and reasonable employment policies. All such offers made to such Employees will be on an "at will" basis, and at substantially the same salary or wage level, as currently applicable to each such Employee of the Non-DR Entities. The Non-DR Entities shall terminate the employment of all Employees of the Non-DR Entities immediately prior to the Initial Closing Date, and the Non-DR Entities shall pay all compensation and other obligations due to the Hired Employees of the Non-DR Entities with respect to any period ending prior to or on the Initial Closing Date, including but not limited to, all salaries, wages, bonuses, all accrued (vested or unvested) vacation, personal time, time-off, holiday or sick leave unemployment taxes, FICA taxes and withholding taxes. The Non-DR Entities shall pay all bonuses or other compensation (including but not limited to the payments


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due to certain Employees pursuant to the Telco Award Agreements) payable to the
Employees by reason of the transactions contemplated by this Agreement.

        7.21 Covenant of the Buyer and DR Partnership. The Buyer, DR Partnership and their respective Affiliates shall not, prior to the Initial Closing Date, do anything or perform any act, or fail to do anything or perform any act, that would cause the Buyer or DR Partnership to acquire any Assets or incur any Liabilities except as specifically contemplated by the Transaction Documents.

        7.22    Liability Insurance. The Buyer shall purchase or obtain a three
(3) year director and officer liability insurance policy (or include the Buyer on an existing policy) providing at least $10 million of director and officer liability insurance.

        7.23 Intellectual Property Covenant. The Buyer agrees that it shall not do anything inconsistent with the provisions, including all defined terms used in such provisions, of the agreement referenced on Schedule 7.23, except to the extent its actions are a result of the actions of, or taken under the specific directions of, ST.

        7.24 Transfer of DR Employees. The Buyer and the Sellers agree that at the Initial Closing Date, the Employees of the DR Entities will be transferred and become Hired Employees of the DR Partnership and the Buyer and the DR Partnership shall have liability for all severance or employment termination related claims related to such Hired Employees following the Initial Closing Date regardless of whether incurred prior to or following the Initial Closing and the Sellers shall cooperate with effecting such transfer.

8.      CONDITIONS TO CLOSING.

        8.1 Initial Closing Conditions to the Obligations of the Buyer and the Sellers. The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Initial Closing, of the following, which may be waived in writing by the parties to the extent not prohibited by applicable Laws:

        (a) HSR Act Filings. All filings required under the HSR Act have been made and the applicable waiting period has expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

        (b) Absence of Legal Proceedings. No action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Law has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would prevent or make illegal the consummation of any transactions contemplated by this Agreement.

        8.2 Initial Closing Conditions to the Obligations of the Buyer. The obligations of BEI and/or the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Initial


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Closing, of the following conditions, which may be waived in writing by the
Buyer to the extent not prohibited by applicable Laws:

        (a) Accuracy of Representations and Warranties. The representations and warranties of the Sellers and ST in this Agreement, if qualified by a reference to materiality, are true, complete and correct and, if not so qualified, are true, complete and correct in all material respects, at and as of the Initial Closing with the same effect as if made at and as of the Initial Closing, except for changes, if any, permitted or contemplated by this Agreement and except to the extent a different date is specified therein, in which case such representation and warranty is true and correct as of such date; provided, however, that the Sellers' Perpetual Representations shall be true, complete and correct at and as of the Initial Closing with the same effect as if made at and as of the Initial Closing.

        (b) Performance of Agreements. The Sellers and ST in all material respects have performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by the Sellers and/or ST at or prior to the Initial Closing.

        (c) Absence of Certain Events. There shall not have occurred any change, event, effect or development or combination of developments that would constitute a Material Adverse Effect with respect to the Sellers or the Subsidiaries since the date of this Agreement.

        (d)     Initial Closing Deliverables. All deliveries contemplated under
Section 4.2, Section 4.4, Section 4.5 and Section 4.7 with respect to the Initial Closing have been made in accordance with the terms of this Agreement; provided, however, that with respect to the delivery of the Confidentiality and Non-Competition Agreements contemplated under Section 4.2(a)(v), only a copy of the Confidentiality and Non-Competition Agreement duly executed by Douglas Barley shall be a deliverable required under this Section 8.2(d).

        (e) Required Consents. All Required Consents (other than with respect to the transfer of the Dialaround Assets) shall have been obtained and shall be in full force and effect, and shall not contain any conditions or limitations with respect thereto that are not reasonably acceptable to the parties hereto.

        (f) Legal Opinions. The Buyer shall have received the Regulatory Legal Opinion and the DR Legal Opinion.

        (g) Escrow of Bonus Payments. ST or the Sellers, as the case may be, shall not have made any bonus payments under the Telco Award Agreements to any Employee who has failed to execute the Confidentiality and Non-Competition Agreement on or prior to the Initial Closing Date. To the extent any bonus that would have otherwise been paid pursuant to the Telco Award Agreements remains unpaid, ST or the Sellers, as the case may be, shall remit such unpaid bonus amounts to Herrick, Feinstein, LLP, who shall hold such unpaid bonus amounts in escrow until the second anniversary of the Initial Closing Date unless any such Employee delivers an executed Confidentiality and Non-Competition Agreement to Herrick, Feinstein, LLP, for delivery to the Buyer upon payment to such Employee of the bonus due under that Employee's Telco Award Agreement. Herrick,


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Feinstein, LLP is hereby authorized to make the bonus payment in exchange for the executed Confidentiality and Non-Competition Agreement.

        8.3 Initial Closing Conditions to Obligations of the Sellers. The obligations of ST and/or the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Initial Closing, of the following conditions, which may be waived in writing by the Sellers to the extent not prohibited by applicable Laws:

        (a) Accuracy of Representations and Warranties. The representations and warranties of the Buyer in this Agreement, if qualified by a reference to materiality, are true, complete and correct and, if not so qualified, are true, complete and correct in all material respects, at and as of the Initial Closing, except for changes, if any, permitted or contemplated by this Agreement and except to the extent a different date is specified therein, in which case such representation and warranty is true and correct as of such date; provided, however, that the Buyer's Perpetual Representations shall be true, complete and correct at and as of the Initial Closing with the same effect as if made at and as of the Initial Closing.

        (b) Performance of Agreements. The Buyer in all material respects has performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by the Buyer at or prior to the Initial Closing.

        (c)     Initial Closing Deliverables. All deliveries contemplated under
Section 4.3 and Section 4.6 have been made to the Sellers' satisfaction.

        (d) Joinder of DR Partnership. DR Partnership has become a party to this Agreement by the execution of a joinder to this Agreement, pursuant to which it agreed to be bound by the terms hereof.

        8.4 Dialaround Closing Conditions. The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Dialaround Closing, of the following, which may be waived in writing by the parties to the extent not prohibited by applicable
Laws:

        (a) Accuracy of Representations and Warranties. The conditions stated in Section 8.2(a) have been satisfied as of the Dialaround Closing Date, solely with respect to the Dialaround Assets (it being acknowledged and agreed that as of the Dialaround Closing Date, references in Section 8.2(a) to the Initial Closing shall be deemed to be references to the Dialaround Closing).

        (b) Dialaround Assets Approvals. The Sellers have obtained all consents and approvals required for the transfer of the Dialaround Assets to the Buyer.

        (c) Absence of Legal Proceedings. No action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Law has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would prevent or make illegal the consummation of any transactions relating to the Dialaround Assets contemplated by this Agreement.



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        (d)     Dialaround Closing Deliverables. All deliveries contemplated under Section 4 with respect to the Dialaround Closing have been made in accordance with the terms of this Agreement.

        (e) Required Consents. All Required Consents relating to the transfer of the Dialaround Assets shall have been obtained and shall be in full force and effect, and shall not contain any conditions or limitations with respect thereto that are not reasonably acceptable to the parties hereto.

        (f) Legal Opinions. The Buyer shall have received the Regulatory Legal Opinion.

        (g) Notwithstanding the satisfaction of the Dialaround Closing Conditions, the Buyer may elect to not acquire the Dialaround Asset by written notice to ST on behalf of the Sellers. In such event. no party shall have any Liability with respect to the Dialaround Assets to any other party. If the Buyer elects to acquire the Dialaround Assets, then ST and the Sellers shall have the obligations they would have had as if they transferred the Dialaround Assets as of the Initial Closing Date.

9.      TERMINATION.

        9.1 Events of Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Initial Closing:

        (a)     by the mutual written consent of the Buyer and the Sellers;

        (b) by any party, upon written notice to the other parties, if the transactions contemplated by this Agreement to take place at the Initial Closing have not been consummated by the date which is seven months after the date of this Agreement, for any reason other than (i) a breach or default by such party in the performance of any of its obligations under this Agreement or (ii) the failure of any representation or warranty of such party to be accurate and the other party has waived the inaccuracy and is willing to close; or

        (c) by any party at any time upon written notice to the others, if any of the others are in material breach or default of any of its representations, warranties, covenants, agreements or other obligations in this Agreement or in any Transaction Document (provided, however, with respect to breaches of representations and warranties, this Section 9.1(c) shall apply to only those material breaches that (i) in the case of the Buyer, result in a failure of a condition set forth in Section 8.3(a) to be satisfied and (ii) in the case of the Sellers, result in a failure of a condition set forth in Section 8.2(a) to be satisfied) and fails to cure such breach or default within the 30-day period following such written notice and the defaulting party promptly initiates and diligently pursues such cure to completion upon receipt of such notice; provided, however, if such breach or default is incapable of being cured within such 30-day period there shall be no cure period.

        9.2     Liabilities in Event of Termination.

        (a) If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate; provided, however, that the confidentiality provisions contained in Section 7.9(b) shall


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survive termination. Notwithstanding a party's right to pursue remedies for breach of contract upon termination of this Agreement in accordance with Section 9.1, no remedies for breaches of representations and warranties will be available if this Agreement is terminated pursuant to Section 9.1(a). Furthermore, if the Initial Closing does not occur, no party will be liable for any incidental, consequential, exemplary, special, or punitive damages in connection with any claim for breach of this Agreement, except as specifically provided for in this Agreement.

        (b) If this Agreement is terminated pursuant to Section 9.1 due to a willful breach by either party and the other party is not in breach of any provision of this Agreement that would also permit it to terminate this Agreement pursuant to Section 9.1, the breaching party shall pay the non-breaching party the sum of $2,000,000 as liquidated damages (the "Termination Fee") unless the non-breaching party is the Buyer, in which event the Buyer shall have the right instead to elect specific performance of this Agreement. The Termination Fee shall be paid, within five (5) Business Days of the date this Agreement is so terminated, to the non-breaching party by wire transfer of immediately available funds to such account(s) designated in writing by the non-breaching party.

10.     INDEMNIFICATION.

        10.1    Survival of Representations, Warranties and Covenants.

        (a) All agreements and representations and warranties of the parties contained in this Agreement shall survive the Initial Closing until the second anniversary of the Initial Closing Date; provided, however, that the representations and warranties (i) of ST and the Sellers set forth in Section
5.1 (organization, authority and qualification), Section 5.3 (power and authorization) and Section 5.5(a) (title to purchased assets) (collectively, the "Sellers' Perpetual Representations") shall survive the Initial Closing indefinitely, (ii) of ST and the Sellers set forth in Section 5.17 (Tax Matters), Section 5.9 (environmental matters) and Section 5.18 (employee matters) shall terminate 60 days following the expiration of the applicable statute of limitations with respect to the particular matter that is the subject matter thereof and (iii) of the Buyer set forth in Section 6.1 (organization, authority and qualification) and Section 6.3 (power and authorization) (collectively, the "Buyer's Perpetual Representations") shall survive the Initial Closing indefinitely; provided, further, that all of the Pre-Initial Closing Covenants of the parties contained in this Agreement shall survive the Initial Closing and continue in full force and effect for a period of nine (9) months from the Initial Closing Date and all of the Post-Initial Closing Covenants of the parties (which shall include obligations under this Section 10) contained in this Agreement shall survive the Initial Closing and continue in full force and effect indefinitely; and provided, further, that the representations and warranties of the parties in this Agreement made at the Dialaround Closing shall not survive beyond the Dialaround Closing and there shall be no indemnification obligation for any representations or warranties made at the Dialaround Closing (but this shall not affect any representations and warranties made with respect to the Dialaround Assets on the date of this Agreement or the Initial Closing Date). For avoidance of doubt, any claim for Losses related to Excluded Liabilities or Excluded Assets shall survive the Initial Closing and continue in full force and effect indefinitely. In addition, the Buyer shall have the right, prior to the end of the aforementioned nine (9) month period, to initiate and complete a review by a forensic accountant to determine if there were any breaches of Pre-Initial Closing Covenants. The cost


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of such review shall be borne by the Buyer, unless the aggregate Losses arising from breaches of the Pre-Initial Closing Covenants exceeds $500,000, in which case the cost of the forensic accountant will be borne by ST and the Sellers.

        (b) Notwithstanding anything to the contrary in this Section 10..1, any notice given in accordance with Section 12.2 of this Agreement (and delivered within the applicable survival period for such representation or warranty) claiming an alleged breach of any representation or warranty contained in this Agreement shall without further action extend the survival period for the representation or warranty alleged to have been breached solely as applied to the specific circumstances set forth in such notice until immediately after the final resolution of the matter; provided any such claims are made in good faith.

        10.2 Indemnification by the Sellers. Subject to the limitations set forth in this Section 10, following the Initial Closing, ST and the Sellers jointly and severally will indemnify, defend and hold harmless the Buyer, DR Partnership and BEI from and against all Losses of or to the Buyer or any such other indemnified Person resulting from or arising out of (i) any breach of any representation or warranty made by ST and the Sellers in this Agreement, (ii) any breach of any covenant, agreement or obligation of ST and the Sellers contained in this Agreement; provided, however, that with respect to BEI, this indemnification obligation shall be limited to Pre-Initial Closing Covenants of the Sellers, (iii) any Excluded Asset or any Excluded Liability, including, without limitation, any claims for Schedule 10.11 Matters with respect to periods on or before the Initial Closing Date, (iv) any Liability arising from use by the Buyer or its subsidiaries, in accordance with the terms of this Agreement, of the Provider Marks on the back of any prepaid cards ordered on or before the Initial Closing Date and (v) attributable to any Hired Employee resulting from or based upon (A) any employment-related liability (statutory or otherwise) with respect to employment or termination of employment on or prior to the Initial Closing Date, (B) any liability under COBRA, whether arising prior to, on or after the Initial Closing Date or (C) any liability under WARN, provided that the Sellers' or Subsidiaries' conduct violated WARN or caused a violation thereunder, and further provided that the liability was not caused by the breach of WARN by the Buyer or DR Partnership after the Initial Closing Date (assuming the Sellers' and the Subsidiaries' compliance with Section 7.3(b) hereof).

        10.3 Indemnification by BEI, the Buyer and DR Partnership. Subject to the limitations set forth in this Section 10, following the Initial Closing, (a) BEI will indemnify, defend and hold harmless the Sellers from and against all Losses of or to the Sellers resulting from or arising out of (i) any breach of any representation or warranty made by the Buyer or DR Partnership in this Agreement, and (ii) any breach of any Pre-Initial Closing Covenants of the Buyer or DR Partnership in this Agreement; (b) the Buyer will indemnify, defend and hold harmless the Sellers from and against all Losses of or to the Sellers resulting from or arising out of any breach of any Post-Initial Closing Covenants of the Buyer in this Agreement; and (c) DR Partnership will indemnify, defend and hold harmless the Sellers from and against all Losses of or to the Sellers resulting from or arising out of any breach of any Post-Initial Closing Covenants of DR Partnership in this Agreement.

        10.4 Third Party Claims. Promptly after the receipt by any party of notice of any claim, demand, investigation, action, suit or proceeding by any Person who is not a party to this Agreement (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such party (the


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"Indemnified Party") will give written notice to the party from whom indemnification is claimed (the "Indemnifying Party"); provided, however, that the failure of the Indemnified Party to give prompt notice to the Indemnifying Party shall not release the Indemnifying Party of its indemnification obligations hereunder, except to the extent, and then only to the extent, the Indemnifying Party shall have been materially prejudiced by such failure. The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense and (b) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party; provided that the Indemnifying Party shall be responsible for the fees and expenses of co-counsel for the Indemnified Party to the extent the Indemnified Party is advised, by its counsel, that either (x) the counsel the Indemnifying Party has selected has a conflict of interest with respect to the matter asserted which has not been waived by the relevant parties, or (y) there are legal defenses available to the Indemnified Party that are materially different from or additional to those available to the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section 10.4. No Indemnifying Party will settle or compromise any such Action unless (x) (i) such compromise or settlement is on exclusively monetary terms and shall be paid entirely by the Indemnifying Party,
(ii) the Indemnified Party receives an unconditional release in such compromise or settlement from all liability in respect of such Claim, and (iii) such settlement or compromise does not materially and adversely impair the ability of the Indemnified Party to conduct their respective businesses, and does not contain any admission of wrongdoing on the part of any of the Indemnified Parties or (y) in the case of any Action relating to the Indemnified Party's liability for any Tax, if the effect of such settlement could have an adverse Tax impact on the Indemnified Party, unless the Indemnified Party consents in writing to such compromise or settlement.

        10.5 Limitations on Indemnification - Sellers and ST. The Sellers and ST will not be liable for indemnification arising under Section 10.2 for any Losses of or to BEI, the Buyer, DR Partnership or any other Person entitled to indemnification from the Sellers and ST unless the amount of such Losses for which the Sellers and ST would, but for the provisions of this Section 10.5, be liable exceeds, on an aggregate basis, $500,000 (the "Deductible"), after which ST and the Sellers will be liable for any and all such Losses in excess of such amount, which amount will be due and payable within fifteen (15) days after the later of (a) the date ST or the Sellers receives a statement therefore and acknowledges their liability and (b) the date an Action with respect to such Losses is settled or decided in accordance with Section 10.4. The maximum aggregate amount that ST and the Sellers will be required to pay for indemnification arising under Section 10.2 in respect of all claims by BEI, the Buyer, DR Partnership or any other Person entitled to indemnification from the


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Sellers and ST is Twenty Million U.S. Dollars ($20,000,000) (the "Cap");
provided, however, that neither the Deductible or Cap shall apply to Losses (including Uncapped Losses) related to (u) fraud or intentional misrepresentation by ST or the Sellers, (v) the breach of the representations and warranties contained in Section 5.17, (w) the breach of the Sellers' Perpetual Representations, (x) the breach of any Post-Initial Closing Covenants of ST or the Sellers or the Subsidiaries listed on Schedule 10.5 (the "Schedule
10.5 Covenants"), (y) Excluded Liabilities, or (z) the Schedule 10.11 Matters with respect to Liabilities for periods on or before the Initial Closing Date (Losses related to Claims arising under clauses (u), (v), (w), (x), (y) or (z) are referred to herein as the "Uncapped Losses"; provided, that for purposes of clauses (v), (x) (other than with respect to Losses related to a breach of any Post-Closing Covenant in Section 7.10 hereof), (y) and (z), none of ST, the Sellers or Subsidiaries shall be liable for any incidental, consequential (lost profits or other), exemplary, special or punitive damages (except to the extent actually paid to a third party not affiliated with the Buyer or BEI) related thereto. ST's and the Sellers' obligations to pay any claims with respect to Losses (including Uncapped Losses) under Section 10.2 and Section 10.11 hereof shall be secured by the Permitted Investments in the Secured Account pursuant to and in accordance with the Account Control Agreement and the Pledge Agreement. Notwithstanding the foregoing, if BEI, the Buyer and DR Partnership consummate the transactions contemplated by this Agreement and the Transaction Documents notwithstanding the failure of a condition set forth in Section 8.2(a) or
Section 8.2(c) solely due to the occurrence of acts of God, fire, floods, earthquakes, hurricanes, tornados or other natural disasters (collectively, "Extraordinary Events") resulting in a Material Adverse Effect on the Business, none of BEI, the Buyer or DR Partnership may seek indemnification for Losses relating to such Extraordinary Events under this Section 10.5.

        10.6 Limitations on Indemnification - BEI, the Buyer and DR Partnership. None of BEI, the Buyer and DR Partnership will be liable for indemnification arising under Section 10.3 for any Losses of or to the Sellers or any other person entitled to indemnification from the BEI, the Buyer or DR Partnership, as the case may be, unless the amount of such Losses for which BEI, the Buyer or DR Partnership would, but for the provisions of this Section 10.6, be liable exceeds, on an aggregate basis, the Deductible, after which the Buyer and DR Partnership (as the case may be) will be liable for any and all such Losses in excess of such amount, which amount will be due and payable within fifteen (15) days after the later of (a) the date the Buyer and DR Partnership receives a statement therefor and acknowledges its liability and (b) the date an Action with respect to such Losses is settled or decided in accordance with
Section 10.4. The maximum aggregate amount that the Buyer and DR Partnership will be required to pay for indemnification arising under Section 10.3 in respect of all claims by the Sellers or any other person entitled to indemnification from the BEI, the Buyer or DR Partnership is Twenty Million U.S. Dollars ($20,000,000) (the "Buyer Cap"); provided, however, that neither the Deductible nor Cap shall apply to Losses (including Buyer Uncapped Losses) related to (x) fraud or intentional misrepresentation by the Buyer or DR Partnership, (y) the breach of any of the Buyer's Perpetual Representations or
(z) the breach of any Post-Initial Closing Covenants of the Buyer or DR Partnership listed on Schedule 10.6 (the "Schedule 10.6 Covenants"); provided, further, however, that, for purposes of this clause (z), none of BEI, the Buyer or DR Partnership will be liable for any incidental, consequential (lost profits or other), exemplary, special, or punitive damages in connection with any such Losses in respect of the Schedule 10.6 Covenants (Losses related to Claims


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arising under clauses (x), (y) and (z) are referred to herein as the "Buyer
Uncapped Losses").

        10.7    Sole Remedy; Additional Provisions Relating to Indemnification.

        (a) Each party acknowledges and agrees that, should the Initial Closing occur, its sole and exclusive remedy against the other with respect to any breach of representation, warranty, covenant, agreement or obligation will be pursuant to the indemnification provisions set forth in this Section 10, except for claims relating to fraud, intentional misrepresentation or Excluded Liabilities.

        (b) Notwithstanding anything in this Agreement to the contrary, for purposes of this Section 10, in determining the amount of Losses arising as the result of a breach of a representation or warranty, no effect shall be given to any qualification as to materiality or Material Adverse Effect.

        (c) The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Initial Closing Date (or with respect to the Dialaround Assets, the Dialaround Closing Date), with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty covenant or agreement. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements, except as provided in the last sentence of Section 10.5.

        10.8 Right of Offset. In the event the Indemnifying Party is obligated to make any payments to the Indemnified Party under this Agreement, the Indemnified Party may offset the sum due and owing to the Indemnified Party by the Indemnifying Party against (a) any payment the Indemnified Party is obligated to make to the Indemnifying Party, including amounts payable pursuant to Section 10.10 and (b) any distributions due to the Indemnifying Party under the Buyer Operating Agreement. For purposes of the foregoing, (i) each of BEI, the Buyer and the DR Partnership may offset any amounts payable by it to any of the Sellers or ST against any payments that any of the Sellers or ST are obligated to make as an Indemnifying Party to any of BEI, the Buyer or the DR Partnership, respectively, and (ii) each of Sellers and ST may offset any amounts payable by it or him to any of BEI, the Buyer or the DR Partnership against any payments that any of BEI, the Buyer or the DR Partnership, respectively, are obligated to make as an Indemnifying Party to ST or any of the Sellers. With respect to claims for Losses for which ST is an Indemnifying Party, the Buyer agrees, to the extent permitted pursuant to this Section 10.8, to offset such Losses against any payments it then currently is obligated to make to ST and ST agrees to such offset.

        10.9 Tax Treatment of Indemnity Payments. Sellers and Buyer agree to treat any indemnity payment made pursuant to this Section 10 as an adjustment to the Purchase Price for all Tax purposes, unless otherwise required by applicable Law. If, notwithstanding the treatment required by the preceding sentence, any


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indemnification payment is determined to be taxable to the party receiving such payment by any Governmental Authority, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of the receipt of such payment and any other Losses incurred by the party receiving such payment in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).

        10.10   Litigation Expense Reimbursement

        (a)     Subject to limitations in this Section 10.10, Section 2.9 and
Section 10.8, following the Initial Closing, the Buyer will, for a period ending on the third anniversary of the Initial Closing Date (the "Litigation Reimbursement Period), in each twelve month period ending on the annual anniversary of the Initial Closing Date during the Litigation Reimbursement Period (the "Annual Reimbursement Period) reimburse ST and the Sellers up to an aggregate amount of $500,000 of the Losses of ST and the Sellers, as the case may be, resulting from or arising out of the Excluded Liabilities described in clause (e) of Schedule 2.4, including any matters set forth on Section 5.16 of the Disclosure Schedule, but excluding any matters which should have been set forth on Section 5.16 of the Disclosure Schedules (the "Reimbursable Amounts); provided, however, that the Buyer's obligation for reimbursement under this Section shall not exceed $500,000 in any Annual Reimbursement Period unless amounts have been carried over from a prior Annual Reimbursement Period in accordance with this Section. To the extent that Reimbursable Amounts are less than $500,000 in either the first or second Annual Reimbursement Period, the unused amount of the $500,000 for each such period shall be carried over to the succeeding Annual Reimbursement Periods but in no event shall the Buyer pay more than $1,500,000 in the aggregate under this Section 10.10. Notwithstanding the foregoing, this Section shall not in any way constitute a release or waiver of the Sellers' obligations pursuant to this Agreement, including Section 2.5 and
Section 10.

        (b) Promptly after the receipt by any party of notice of any Action, which Action is subject to reimbursement pursuant to this Section 10.10 (collectively, a "Reimbursable Action"), the Seller (the "Reimbursed Party") will give written notice to Buyer and keep the Buyer fully apprised of developments in the Reimbursable Action so that the Buyer may be fully informed of the progress of any such claim.

        (c) Unless otherwise agreed in writing by the Buyer, the Reimbursed Party shall be responsible for and pay all fees and expenses relating to the Reimbursable Action; provided, however, that, no later than thirty (30) days following the end of each Annual Reimbursement Period, the Buyer shall reimburse the Reimbursed Party for all Reimbursable Amounts up to the Annual Reimbursement Amount incurred in the most recently ended Annual Reimbursement Period, less any amounts paid or that became payable by the Buyer pursuant to Section 2.9 or amounts offset by the Buyer.

        10.11 Indemnification For Schedule 10.11 Matters. Without limiting in any way the obligations of ST and the Sellers pursuant to Section 10.2 or otherwise with respect to Excluded Liabilities, ST and the Sellers jointly and severally will indemnify, defend and hold harmless the Buyer, DR Partnership and BEI from and against all Losses of or to the Buyer or any such other indemnified Person resulting from or arising out of any Action relating to a Schedule 10.11



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Matter to the extent such Action relates to (i) a period on or before the
Initial Closing Date and/or (ii) the period ending on or before the second anniversary of the Initial Closing Date. The Buyer may in good faith request ST to pay a Loss relating to a Schedule 10.11 Matter. If ST asserts that there is a good faith defense to the Action, the Buyer may either (i) permit the Sellers and ST to defend the Action; or (ii) have the right, but not the obligation, to elect to exercise full control of the defense, compromise or settlement ("Control") of any such Action provided that BEI takes such action because (x) there is no legitimate defense or (y) BEI in good faith believes that it is in the best interests of the Company to do so. BEI on behalf of the Buyer or any such other indemnified Person shall not settle or compromise such Action unless
(x) ST and the Sellers receive an unconditional release in such compromise or settlement from all Liability in respect of such Action, and (y) such settlement or compromise does not contain any admission of wrongdoing on the part of any of ST and the Sellers. The Buyer shall provide prompt notice of any such Schedule
10.11 Matter to ST and the Sellers and shall have the right to assert control at any time during the pendency of such Action. For purposes of this Agreement, "Schedule 10.11 Matters" are those matters described on Schedule 10.11.

11.     TAX MATTERS.

        11.1 Transfer Taxes. The Sellers shall be liable for and shall pay, or shall cause to be paid (and the Sellers shall indemnify and hold the Buyer harmless from and against) when due, any Transfer Taxes due as a result of the transactions provided herein. The Sellers agree to file, or cause to be filed, at their own expense, all necessary documentation (including, but not limited to, all Tax Returns) with respect to all such Transfer Taxes in a timely manner and, if required by applicable Law, the Buyer and DR Partnership, as applicable, shall join in the execution of any such Tax Returns and other documentation. The parties agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Transfer Taxes.

        11.2 Cooperation on Tax Matters. The Buyer and DR Partnership, on the one hand, and the Sellers, on the other hand, agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets, including, without limitation, access to Books and Records, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided relating to the Purchased Assets as is reasonably necessary for the filing of all Tax Returns by the Buyer and DR Partnership or the Sellers and the Subsidiaries, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any Claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes or any appraisal of the Purchased Assets. At the Initial Closing, the Sellers shall deliver to the Buyer all Books and Records with respect to Taxes pertaining to the Purchased Assets, which delivery shall not affect or have any bearing on the responsibilities or liabilities of the parties hereto for Taxes, which shall be as otherwise set forth in this Agreement. The Buyer shall retain all such Books and Records for six (6) years from the Initial Closing and shall abide by all record retention agreements entered into with any taxing authority, and thereafter may dispose of such Books and Records with the prior written consent of ST (on behalf of Sellers), and Sellers' obligation to cooperate (as described in this Section 11.2) shall apply. The Buyer and DR Partnership, the Sellers and the Subsidiaries shall cooperate fully with each other in the conduct of any audit, litigation or other proceeding relating to Taxes involving the Purchased Assets and, except and to


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the extent related to an Assumed Liability or with respect to any period beginning after the Working Capital Calculation Date, the Sellers shall control any proposed or actual audit, examination, adjustment, claim, assessment, or demand concerning the amount of Taxes (including for this purpose, refunds) related to the Purchased Assets with respect to any period ending on or before the Working Capital Calculation Date. The Buyer and DR Partnership, the Sellers and the Subsidiaries further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby) or a refund thereof. Notwithstanding anything to the contrary in this Agreement, this Section 11.2 shall survive the Closing indefinitely.

        11.3 Tax Treatment of Transactions. The parties agree to treat for federal income tax purposes the transactions contemplated herein as a part-sale and part-contribution as of the formation of the Buyer and DR Partnership whereby (i) the Non-DR Entities and DR Entities sell the BEI Purchased Assets and the Purchased DR Assets, respectively, to the Buyer in exchange for the Purchase Price and the assumption by Buyer of the Assumed BEI Liabilities and the Assumed DR Liabilities and (ii) ST Finance contributes the STi Purchased Assets to the Buyer in exchange for a 25% membership interest in the Buyer and the assumption by Buyer of the STi Assumed Liabilities. The parties agree that on the Initial Closing Date the DR Partnership shall be disregarded as an entity separate from the Buyer for federal income tax purposes. No party shall take any action inconsistent with the tax treatment described above, unless otherwise required by applicable law.

12.     MISCELLANEOUS.

        12.1    Parties Obligated and Benefited.

        (a) Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective permitted assigns and successors in interest and will inure solely to the benefit of the parties and their respective permitted assigns and successors in interest, and, except for the provisions of Section 10 relating to Indemnified Parties, no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other party, no party to this Agreement will assign, directly or indirectly, including by transferring the equity interest in a contracting party, any of its rights under this Agreement or delegate any of its duties under this Agreement; provided, however, that either party may assign its rights to an Affiliate so long as the assigning party continues to be bound by the terms of this Agreement and is able to meet each obligation hereunder as it becomes due, whether financial or otherwise.

        (b) DR Partnership shall have no obligations with respect to any covenants herein until such time as DR Partnership becomes a party to this Agreement by the execution of a joinder to this Agreement, pursuant to which it agrees to be bound by the terms hereof retroactive as of the date of the execution by both partners of the DR Partnership Agreement.

        12.2 Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person


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or by first class, prepaid, certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

               To the Buyer at:  STi Prepaid, LLC
                             c/o Leucadia National Corporation
                             315 Park Avenue South
                             New York, New York 10010
                             Attention:  Joseph S. Steinberg
                             Fax:  (212) 598-4869

               With a copy to:
                             Weil, Gotshal & Manges LLP
                             767 Fifth Avenue
                             New York, New York 10153
                             Attention: Andrea A. Bernstein, Esq.
                             Fax:  (212) 310-8007

               To Sellers at:c/o Samer Tawfik
                             23 Shorewood Drive
                             Port Washington, NY 11050
                             Attention:  Samer Tawfik
                             Fax:  _______________________

               With a copy to:
                             Herrick, Feinstein LLP
                             2 Park Avenue
                             New York, New York  10016
                             Attention:  Stephen M. Rathkopf, Esq.
                                         John R. Goldman, Esq.
                             Fax:  (212) 545-3444

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 12.2. All notices will be deemed to have been received on the date of actual receipt.

        12.3 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

        12.4 Captions. The captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

        12.5 Governing Law. This Agreement and the rights of the parties under it will be governed by and construed in all respects in accordance with the substantive laws of the State of New York, without regard to the conflicts of laws rules of New York.


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




        12.6 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense. For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. "$" shall mean the lawful currency of the United States of America. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. All terms defined herein in the singular shall have the same meaning when used in the plural; all terms defined herein in the plural shall have the same meaning when used in the singular.

        12.7 Rights Cumulative; Remedies. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law. In case any one or more of the covenants and/or agreements set forth in this Agreement, shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may, except as may otherwise be expressly provided in this Agreement, proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach in accordance with the provisions of this Agreement and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

        12.8 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original. This Agreement will become binding when one or more counterparts, individually or taken together, bear the signatures of all parties to this Agreement. Delivery of an executed signature page of this Agreement by facsimile or e-mail transmission will constitute effective and binding execution and delivery of this Agreement.

        12.9 Entire Agreement. This Agreement (including the Disclosure Schedules referred to in this Agreement, which are incorporated in and constitute a part of this Agreement), the Transaction Documents and the Confidentiality Agreement contain the entire agreement of the parties and supersede all prior oral or written agreements and understandings with respect to the subject matter. In executing this Agreement, no party has relied on any statement, representations or warranty not expressly set forth in this Agreement.

        12.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement.

        12.11 Construction. This Agreement has been negotiated by the Buyer and the Sellers and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

        12.12 Expenses. Except as otherwise expressly provided in this Agreement, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the


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



performance of its obligations and the consummation of the transactions contemplated by this Agreement.

        12.13 Commercially Reasonable Efforts. For purposes of this Agreement, unless a different standard is expressly provided with respect to any particular matter, any requirement herein that a party use "commercially reasonable efforts" will not be deemed to require that party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

        12.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

        12.15 Alternate Dispute Resolution. Any dispute, claim or controversy arising out of or relating to (i) this Agreement or to the breach of this Agreement, (ii) the indemnification obligations of any party, or (iii) the termination, enforcement, interpretation or validity of this Agreement, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally determined by arbitration in New York City before a single arbitrator (the "Sole Arbitrator"). The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules (the "Rules"). The selection of the Sole Arbitrator shall be made pursuant to Rule 15 of the Rules. Each party shall be entitled, in its discretion, to the deposition of at least three fact witnesses and any expert witness designated to testify at the hearing, and the parties may seek additional depositions or other discovery.. No deposition shall exceed two days unless the Sole Arbitrator permits otherwise for good cause. Judgment on any award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a New York state or federal court sitting in the City of New York, Borough of Manhattan. The Sole Arbitrator shall, in the award, direct the party that does not prevail to pay the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party. In the event that there are multiple issues presented, the Sole Arbitrator shall allocate the aforesaid costs between or among the parties.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                SAMER TAWFIK

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik


                                                TELCO GROUP, INC.

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik
                                                    Title:

                                                STI PHONECARD INC.

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik
                                                    Title:

                                                DIALAROUND ENTERPRISES INC.

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik
                                                    Title:

                                                STI MOBILE INC.

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik
                                                    Title:

                                                PHONECARD ENTERPRISES INC.

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik
                                                    Title:

                                                VOIP ENTERPRISES INC.

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik
                                                    Title:

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




                                                STI PCS, LLC

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik
                                                    Title:

                                                TAWFIK & PARTNERS, SNC

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik
                                                    Title:

                                                ST FINANCE, LLC

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik
                                                    Title:

                                                STI PREPAID & CO.

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik
                                                    Title:

                                                STI PREPAID DISTRIBUTORS & CO.

                                                By:
                                                    ----------------------------
                                                    Name: Samer Tawfik
                                                    Title:

                                                STI PREPAID, LLC

                                                By:
                                                    ----------------------------
                                                    Name:  Joseph A. Orlando
                                                    Title: President

                                                BALDWIN ENTERPRISES, INC.

                                                By:
                                                    ----------------------------
                                                    Name:  Joseph A. Orlando
                                                    Title: Vice President











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